                                                                    EXHIBIT 10.1


                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT, dated August 7, 1996 (the "Signing Date"), is among Chris Davies ("Davies"), Kim Rhodes ("K. Rhodes"), Scott Rhodes ("S. Rhodes"), Rhodes Davies & Associates Pty. Ltd. (ACN 009 333 788) ("RDA") (Davies, K. Rhodes, S. Rhodes, and RDA are sometimes collectively referred to as the "Signing Shareholders" and individually referred to as a "Signing
Shareholder"), and Ultrak, Inc., a Delaware corporation ("Ultrak").

         Recitals. Each Signing Shareholder desires to sell all of the outstanding shares of capital stock (the "Maxpro Stock") of Maxpro Systems Pty. Ltd. (ACN 009 081 467), an Australian proprietary limited company ("Maxpro"), owned or to be acquired (in the case of RDA) by him to Ultrak in accordance with the terms of this Agreement and Ultrak desires to acquire all of the outstanding shares of Maxpro Stock owned by the Signing Shareholders (the "Acquisition").

         NOW, THEREFORE, in consideration of the foregoing and the terms of this Agreement, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:


                          ARTICLE I:  THE ACQUISITION

         1.01. The Purchase. On the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined) each Signing Shareholder covenants and agrees to sell and deliver to Ultrak, and Ultrak agrees to purchase from each Signing Shareholder, on the Closing Date (as hereinafter defined) the number of shares of the Maxpro Stock set forth opposite each Signing Shareholder's name below:

                                  Name                      Shares
                                  ----                      ------
                                  Davies                     92
                                  K. Rhodes                  92
                                  S. Rhodes                  92
                                  RDA                       171

The aggregate number of shares of the Maxpro Stock owned by all of the Signing Shareholders is hereinafter referred to as the "Signing Shareholders' Shares".

         1.02. Purchase Price. (a) The purchase price to be paid by Ultrak to the Signing Shareholders for the Signing Shareholders' Shares shall be the aggregate of the following:

                 (i) Ten Million Five Hundred Thousand Australian Dollars (A$10,500,000) (the "Cash Purchase Price"), payable by cashier's check or wire transfer at the Closing in the amount set forth below opposite each Signing Shareholder's name below:

                                  Name                              Amount
                                  ----                              ------
                                  Davies                            A$______
                                  K. Rhodes                         A$______
                                  S. Rhodes                         A$______
                                  RDA                               A$______

                 (ii) If the Maxpro Group's (as hereinafter defined) operating profit before interest, income taxes, and Corporate Charges (as hereinafter defined) (the "Formula Profit") is at least Two Million Australian Dollars (A$2,000,000) (the "First Earnout Profit Target") for Maxpro's fiscal year ending June 30, 1997 (the "First Earnout Period"), then Ultrak shall issue the Signing Shareholders that number of unregistered shares of Common Stock of Ultrak ("Ultrak Stock") as is equal to the quotient of (A) Three Hundred Thousand United States Dollars (US$300,000) divided by (B) the closing price on July 1, 1997 of Ultrak Stock as reported for the National Association of Securities Dealers Automated Quotations System ("NASDAQ") in the Wall Street Journal, Southwest Edition. If the Formula Profit for the Maxpro Group for the First Earnout Period is less than the First Earnout Profit Target, then no shares of Ultrak Stock will be issued for the First Earnout Period. The "Maxpro Group" means Maxpro and any wholly-owned subsidiary of Maxpro. The term "Corporate Charges" means costs and expenses of Ultrak that are charged or allocated to Ultrak's subsidiaries or divisions other than for specific services and the term "Corporate Charges" does not include costs and expenses of Ultrak that are charged or allocated on a normal cost recovery basis to the Maxpro Group for services requested by Maxpro and actually performed by Ultrak's corporate office for the Maxpro Group. By way of example and not limitation, an allocation of Ultrak's expenses for services (billing, collection, marketing, etc.) actually performed by Ultrak's corporate office for Maxpro would not be a Corporate Charge and such expenses would be considered in calculating the Formula Profit.

                 (iii) If the Maxpro Group's Formula Profit is at least Six Million Australian Dollars (A$6,000,000) (the "Second Earnout Profit Target") for Maxpro's fiscal year ending June 30, 1998 (the "Second Earnout Period"), then Ultrak will issue the Signing Shareholders that number of unregistered shares of Ultrak Stock as is equal to the quotient of (A) Six Hundred Thousand United States Dollars (US$600,000) divided by (B) the closing price on July 1, 1998 of Ultrak Stock as reported for NASDAQ in the Wall Street Journal, Southwest Edition. If the Formula Profit for the Maxpro Group for the Second Earnout Period is less than the Second Earnout Profit Target, then no shares of Ultrak Stock will be issued for the Second Earnout Period.

         (b) The Formula Profit for the Maxpro Group for the First Earnout Period and the Second Earnout Period shall, as between the parties hereto, be conclusively determined by the then auditors for Maxpro. The auditors shall issue a certificate as to the amount of the Maxpro Group's Formula Profit as soon as possible following the conclusion of the audit for the Maxpro Group for each of the First Earnout Period and the Second Earnout Period. The certificate shall be conclusive and binding on Ultrak, and the Signing Shareholders. If the certificate of the auditors provides that the Maxpro Group's Formula Profit equalled or exceeded the First Earnout Profit Target for the First Earnout Period, then Ultrak will issue the number of unregistered shares of Ultrak Stock determined in accordance with Section 1.02(a)(ii) within thirty (30) days of the issuance by the auditors of the certificate certifying the Formula Profit for the First Earnout Period. If the certificate of the auditors provides that the Maxpro Group's Formula Profit equalled or exceeded the Second Earnout

Profit Target for the Second Earnout Period, then Ultrak will issue the number of unregistered shares of Ultrak Stock determined in accordance with Section 1.02(a)(iii) within thirty (30) days of the issuance by the auditors of the certificate certifying the Formula Profit for the Second Earnout Period. The auditors for the Maxpro Group shall be Grant Thornton LLP or such other accountants as are acceptable to Ultrak. The auditors for the Maxpro Group for the Second Earnout Period need not be the same auditors that audited Maxpro's financial statements for the First Earnout Period. The Signing Shareholders acknowledge and agree that the Maxpro Group's research and development expenses in each of the First Earnout Period and the Second Earnout Period will at least equal the Maxpro Group's research and development expenses in fiscal 1996. Ultrak covenants and agrees that, in determining Formula Profits, it will not transfer or direct sales made by the Maxpro Group to Ultrak or other Ultrak subsidiaries. Any subsidiary of Maxpro that is part of the Maxpro Group shall have the same fiscal year as Maxpro.

         1.03. Execution and Delivery of Closing Documents. Before the Closing, each party shall cause to be prepared, and at the Closing the parties shall execute and deliver, each agreement and instrument required by this Agreement to be so executed and delivered and not theretofore accomplished. At the Closing, the Signing Shareholders shall deliver the certificate or certificates representing the Selling Shareholders' Shares duly endorsed or accompanied by stock powers executed (with the signature of the endorsing party guaranteed by an appropriate person or entity as required by Ultrak) and in form sufficient to vest title thereto fully in Ultrak, free and clear of all liens, liabilities, claims and encumbrances, against delivery by Ultrak of the Cash Purchase Price. At the Closing, each party also shall execute and deliver, or cause to be executed and delivered, such other appropriate and customary documents as any other party reasonably may request for the purpose of consummating the transactions contemplated by this Agreement. All actions taken at the Closing shall be deemed to have been taken simultaneously at the time the last of any such actions is taken or completed.

         1.04. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at 10:00 o'clock a.m., local time, at such offices as the parties shall agree on August 2, 1996, or on such other date as may be agreed upon by the parties, but in any event not later than August 23, 1996 (the "Termination Date") unless further extended by written agreement of the parties to this Agreement. The day on which the Closing occurs is herein referred to as the "Closing Date."

         1.05. Further Assurances. After the Closing, the Signing Shareholders shall execute and deliver such additional documents and take such additional actions as Ultrak may reasonably deem to be practical and necessary or advisable in order to consummate the transactions contemplated by this Agreement and to vest more fully in Ultrak the ownership of the Signing Shareholders' Shares.

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         1.06.   Effective Date for Accounting Purposes.  To the fullest extent possible, the effective date of the Acquisition for accounting purposes will be July 1, 1996 and the effective date of the transfer of control of Maxpro to Ultrak will be July 1, 1996.

         1.07. Personal Guarantees of Signing Shareholders. If the Signing Shareholders have guaranteed any indebtedness or obligations of Maxpro, then such guarantees will be disclosed on Schedule 1.08 of the Disclosure Schedule (the "Disclosed Guarantees"). Promptly following the Closing, Ultrak will use all reasonable efforts to have the Signing Shareholders released from the Disclosed Guarantees. To the extent Ultrak cannot obtain any Signing Shareholder's release from a Disclosed Guarantee, Ultrak will agree to fully indemnify such Signing Shareholder from any liability with respect to that Disclosed Guaranty to the extent that the event giving rise to liability occurs subsequent to the Closing.

         1.08. Ultrak Products. Following the Closing, Ultrak agrees that, subject to contractual restrictions with third parties, Ultrak will provide the Maxpro Group with access to all products that Ultrak and its subsidiaries produce or distribute. Ultrak agrees to private label Ultrak's products for sale by the Maxpro Group in Australia; provided, however, the Signing Shareholders acknowledge and agree that the Maxpro Group will be charged all internal and external costs of Ultrak associated with causing Ultrak's products to be labelled and packaged with Maxpro's name.

         1.09. Ultrak Loans to Signing Shareholders. Following the Closing, Ultrak agrees, upon written request, to loan each Signing Shareholder an amount equal to the Australian income tax payable by such Signing Shareholder solely with respect to the shares of Ultrak Stock issuable pursuant to Sections 1.02(a)(ii) and 1.02(a)(iii). Each Signing Shareholder agrees to make all elections reasonably available under applicable law to reduce his Australian income taxes payable with respect to the shares of Ultrak Stock. Each loan under this Section 1.10 shall [be made only if shares of Ultrak Stock are not earned pursuant to Sections 1.02(a)(ii) and 1.02(a)(iii) and shall] bear interest at a floating rate of interest equal to the total of the LIBOR rate as announced in the Wall Street Journal plus three hundred (300) basis points.
The interest rate on the outstanding balance of each loan will automatically adjust with any change in LIBOR. A loan will be made available to a signing Shareholder pursuant to this Section 1.10 upon execution of a promissory note in form and substance reasonably satisfactory to Ultrak. Each loan to a Signing Shareholder pursuant to this Section 1.10 will be repayable in six (6) equal installments spaced six (6) months apart, with the first installment to be paid six (6) months after the loan is advanced to a Signing Shareholder.

                        ARTICLE II:  REGISTRATION RIGHTS

         2.01.   Registration.

                 (a) If, at any time before July 1, 2000, Ultrak proposes to file a registration statement (on any form other than Form S-4 or Form S-8) relating to the Ultrak Stock under the Securities Act of 1933, as amended (the "Securities Act"), for sale for its own account, Ultrak will, not less than ten (10) days prior to the initial filing of such registration statement, deliver written notice of such intention to the Signing Shareholders setting forth the intended method of disposition, the maximum proposed offering price, commissions and discounts in connection therewith and other relevant information. Such notice must indicate that the Signing Shareholders have piggyback registration rights pursuant to this Section 2.01(a) with respect to the shares of the Ultrak Stock which are then held by the Signing Shareholders and were acquired pursuant to Section 1.01 hereof (the "Registrable Shares"). If any Signing Shareholder owning Registrable Shares so requests in writing within five (5) days after such notification, Ultrak hereby agrees to include in such registration statement up to all (subject to the terms of this Article II) of the Registrable Shares owned by such Signing Shareholder and to use all reasonable best efforts to register such Registrable Shares so that such Registrable Shares may be sold at such times and in such manner as the holder or holders thereof shall determine. If the proposed registration by Ultrak is, in whole or in part, an underwritten public offering of Ultrak Stock, then any request pursuant to this Section 2.01(a) to register must specify and irrevocably agree that the Registrable Shares of a Signing Shareholder to be included in the underwriting will be included on the same terms and conditions as the shares of the Ultrak Stock otherwise being sold by Ultrak through underwriters under such registration.

                 (b) If a registration pursuant to this Section 2.01 involves an underwritten offering and the managing underwriter of such underwritten offering informs Ultrak and the Signing Shareholders by letter of such managing underwriter's reasonable belief that the effect of including all of the Registrable Shares so requested to be included in the registration statement will materially and adversely affect the sale of the shares of the Ultrak Stock proposed to be sold by Ultrak, then the number of shares of the Ultrak Stock that a holder of Registrable Shares may include in such registration shall be reduced (and the number of shares of the Ultrak Stock to be sold by other selling shareholders shall also be reduced) to a number determined by multiplying (x) the total number of shares held by all selling shareholders having contractual registration rights (including the holders of Registrable Shares) which the managing underwriter is willing to have included in such registration, times (y) a fraction, the numerator of which is the number of Registrable Shares which such Signing Shareholder requested to be included in such registration statement and the denominator of which is the number of all shares (including the Registrable Shares) which all the selling shareholders having contractual registration rights have requested to be included in such registration.

                 (c) Notwithstanding Section 2.01(b), the Signing Shareholders recognize and agree that their rights under this Section
         2.01 shall be expressly subject and inferior to the registration rights of Petrus Fund, L.P. ("Petrus") with respect to 100,000 shares of Ultrak Stock with such registration rights expiring on November 30, 1996.

                 (d)      In connection with any registrations under this
         Section 2.01, the Signing Shareholders shall cooperate with Ultrak and promptly furnish all information necessary to effect the proper registration of Registrable Shares desired to be sold.

         2.02. Costs and Expenses. All costs and expenses in connection with the registration of any Registrable Shares under Section 2.01 of this Agreement or the performance of Ultrak's obligations under Section 2.01 of this Agreement, including, but not limited to, all registration, filing, stock exchange and NASD fees; all fees and expenses of complying with securities or blue sky laws; fees and disbursements of counsel for Ultrak, counsel responsible for qualifying the Registrable Shares under blue sky laws, and of independent accountants and other experts of Ultrak; and all other reasonable expenses of Ultrak in connection with the transfer and delivery of the Registrable Shares, shall be borne by Ultrak; provided, however, that Ultrak shall not be obligated to pay any underwriting commissions or discounts relating to the Registrable Shares and Ultrak shall not be obligated to pay the fees and expenses of any separate legal counsel retained by any Signing Shareholder.

         2.03.   Indemnification.

                 (a) Ultrak hereby agrees to indemnify and hold harmless each Signing Shareholder owning Registrable Shares requesting or joining in a registration hereunder and each other person, if any, who controls such holder within the meaning of the Securities Act, against all losses, liabilities, claims, damages, and expenses, joint or several, to which such holder or controlling person may become subject under the Securities Act or otherwise, insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement of any material fact contained in any registration statement covering the Registrable Shares, any preliminary prospectus, final prospectus or summary prospectus contained therein, or in an amendment or supplement thereto executed by or on behalf of Ultrak or based upon written information furnished by or on behalf of Ultrak filed in any jurisdiction in order to qualify the Registrable Shares under the securities laws thereof or filed with the United States Securities and Exchange Commission (the "SEC"), or arises out of or is based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Ultrak shall not be obligated to indemnify a Signing Shareholder in any such case to the extent that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or omission relating to such Signing Shareholder or the Signing Shareholder's method of distributing the Registrable Shares, or otherwise, that was made in reliance upon, and in conformity with, written information duly executed and furnished by such Signing Shareholder specifically for use in the registration statement, or any amendment or supplement thereto, or any application, as the case may be.

                 (b) By requesting Registrable Shares to be covered by any registration statement in accordance with this Agreement, each Signing Shareholder agrees to indemnify and hold harmless Ultrak, each of its directors and each of its officers who have signed said registration statement, and each person, if any, who controls Ultrak within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to the same extent as the indemnification by Ultrak provided for in
         Section 2.03(a), but only with respect to untrue statements or omissions, if any, relating to such Signing Shareholder or the Signing Shareholder's method of distributing the Registrable Shares, or otherwise, made in such registration statement, prospectus contained therein, or amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information duly executed and furnished by such Signing Shareholder against whom indemnification is sought to Ultrak specifically for use in the registration statement, in the prospectus contained therein, or any amendment or supplement thereto, or any application, as the case may be.

                 (c) Promptly after the receipt by an indemnified party under Section 2.03(a) or 2.03(b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel, which, in the case of Section 2.03(a) above, shall be designated by the Signing Shareholder and which, in the case of
         Section 2.03(b) above, shall be designated by Ultrak). After notice from the indemnifying party to such indemnified party of its election so to assume the defense of any such action, the indemnifying party shall not be liable to such indemnified party under Section 2.03(a) or 2.03(b) above for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso in the immediately preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of commencement of the action, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. The indemnification required by this Article II shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or losses, liabilities, claims, damages or expenses are incurred.

         2.04 Termination of Rights. The right of any Signing Shareholder to register Registrable Shares pursuant to Section 2.01 shall automatically terminate as to any Registrable Shares that may be sold under Rule 144 promulgated by the SEC pursuant to the Securities Act. ("Rule 144") without registration (subject only to volume limitations as set forth in Rule 144).

         2.05. Exchange Act Registration. Ultrak agrees to maintain registration of the Ultrak Stock under the Exchange Act, to timely file and maintain all required reports and other filings with the SEC, and to take such action as may from time to time be necessary to enable holders of Registrable Shares to be able to sell pursuant to Rule 144, unless otherwise restricted by this Agreement or unless sales can be made without compliance with Rules 144 and 145 promulgated by the SEC under the Securities Act.


              ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF THE
                              SIGNING SHAREHOLDERS

         Each Signing Shareholder jointly and severally represents and warrants to Ultrak that the following are true and correct as of the Signing Date and will be true and correct as of the Closing Date as if made on that date:

         3.01. Organization, Qualification, and Good Standing. Maxpro is a corporation duly organized, validly existing, and in good standing under Australian law, has the corporate power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification.

         3.02.     Investments or Subsidiaries.  Other than as set forth on
Schedule 3.02 of the Disclosure Schedule, Maxpro does not own (nor has it ever owned) the capital stock of any corporation, nor does it have (nor has it ever had) an equity, profit sharing, participation, or other interest in any corporation, partnership, joint venture, or other entity.

         3.03. Corporate Records. Copies of the Memorandum of Association (the "Charter") and all amendments thereto and the Articles of Association (the "Bylaws") and all amendments thereto of Maxpro have been delivered to Ultrak and such copies are true, correct, and complete. The minute books of Maxpro contain accurate and complete minutes of all meetings of and accurate and complete consents to all actions taken without meetings by the Board of Directors (and any committee thereof) and the shareholders of Maxpro since the formation of Maxpro.

         3.04. No Violation. Except as set forth on Schedule 3.04 of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Signing Shareholders nor the consummation of the transactions contemplated hereby will violate or conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract, license, other instrument or commitment to which Maxpro is a party or by which Maxpro is bound, or result in the creation of any lien, charge or encumbrance upon the properties or assets of Maxpro pursuant to the terms of any such contract, license, instrument or commitment. Other than as set forth on Schedule 3.04 of the Disclosure Schedule, no authorization, consent, or approval of, or filing with, any governmental body or authority is necessary for the consummation by Maxpro and the Signing Shareholders of the transactions contemplated herein.

         3.05. Authority of Signing Shareholders; No Violation by Signing Shareholders. This Agreement has been duly and validly executed and delivered by each Signing Shareholder and, assuming this Agreement constitutes a valid and binding agreement of Ultrak, this Agreement constitutes a valid and binding agreement of each Signing Shareholder, enforceable against each Signing Shareholder in accordance with its terms. Except as set forth on Schedule 3.05 of the Disclosure Schedule, neither the execution and delivery of this Agreement by any Signing Shareholder nor the consummation of the transactions contemplated hereby by the Signing Shareholders will: (a) violate or conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract, license, other instrument or commitment to which a Signing Shareholder is a party or by which a Signing Shareholder is bound, or result in the creation of any lien, charge or encumbrance upon the properties or assets of Maxpro or the Signing Shareholders' Shares pursuant to the terms of any such contract, license, instrument or commitment, or (b) violate or conflict with any applicable law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction.

         3.06. Capitalization. The authorized capital stock of Maxpro consists solely of 10,000 shares of Maxpro Stock, 595 shares of which are issued and outstanding. There are no other authorized classes or series of capital stock of Maxpro. All outstanding shares of Maxpro Stock are duly authorized, validly issued, fully paid, and nonassessable and have been offered, issued, sold, and delivered by Maxpro in compliance with applicable securities laws. There are no preemptive rights with respect to the Maxpro Stock. There are no outstanding subscriptions, options, warrants, rights, or other arrangements or commitments, whether express or implied, obligating Maxpro to issue any shares of Maxpro Stock or securities exchangeable for or convertible into Maxpro Stock. Schedule 3.06 of the Disclosure Schedule lists all of the Maxpro Stock as owned or to be owned immediately prior to the Closing Date, the address of each shareholder of Maxpro as shown in Maxpro's books and records, and the number of shares of Maxpro Stock owned by each shareholder of Maxpro or to be owned immediately prior to the Closing Date. As of the Closing Date (prior to the consummation of the transactions contemplated hereby), each Signing Shareholder will be the lawful record and beneficial owner of the shares of Maxpro Stock set forth by his name on Schedule 3.06 of the Disclosure Schedule, free and clear of all liens, liabilities, proxies, claims, and encumbrances of any kind (other than as noted on Schedule 3.06 of the Disclosure Schedule). The transfer as of the Closing Date of the certificates representing the Signing Shareholders' Shares will transfer to Ultrak good and indefeasible title to such shares of Maxpro Stock, free and clear of all liens, liabilities, claims, and encumbrances of every kind, and Maxpro and the Signing Shareholders will forever warrant and defend such title against any claimants thereto.

         3.07.    Maxpro Financial Statements.    The audited balance sheet of
Maxpro as of June 30, 1995 (the "Audited Balance Sheet") and the audited statement of operations, statement of cash flows and statement of changes in shareholders' equity of Maxpro for the fiscal year ended June 30, 1995 (the "Audited Financial Statements"), each certified by KPMG Peat Marwick, independent certified public accountants, whose report thereon is included therein, and the unaudited balance sheet of Maxpro as of April 30, 1996 (the "1996 Balance Sheet") (the Audited Balance Sheet and the Unaudited Balance Sheet are collectively referred to as the "Balance Sheets") and the unaudited statement of operations and statement of cash flows of Maxpro for the 10-month period ended April 30, 1996 (collectively, including the 1996 Balance Sheet, the "Unaudited Financial Statements"), have been prepared in accordance with the books and records of Maxpro, which books and records are complete, maintained on a consistent basis, and correctly reflect its income, expenses, assets and liabilities, are true, complete and accurate and present fairly the financial position of Maxpro as of the dates of Balance Sheets and the results of operations of Maxpro for the periods covered by said statements of operations, in accordance with generally accepted Australian accounting principles ("GAAP") consistently applied, except as otherwise disclosed therein and except, in the case of the Unaudited Financial Statements, for (i) normally recurring year-end adjustments, which adjustments will not be material either individually or in the aggregate, and (ii) the absence of notes required by GAAP. The Audited Financial Statements and the Unaudited Financial Statements are collectively referred to in this Agreement as the "Financial Statements."

         3.08. Compliance with Laws. Maxpro has complied with all laws, rules, and/or regulations applicable to it or its business, and has received no notice of any alleged violation of any such laws, rules, or regulations.

         3.09. Taxes. Maxpro has duly filed when due all income, excise, corporate, franchise, property, sales, payroll, withholding, and other tax returns and reports required to be filed by it as of the date hereof by Australia, the United States of America, or any state or any political subdivision thereof and has paid or established adequate reserves for all taxes (including penalties and interest) which have or may become due for the tax periods covered by such returns, and any assessments which have been received by it. All such tax returns or reports which are income tax returns or reports fairly reflect the taxable income generated by Maxpro and the taxes of Maxpro for the periods covered thereby. Maxpro is not delinquent in the payment of any tax, assessment, or governmental charge, there is no tax deficiency or delinquency asserted against Maxpro and there is no unpaid assessment, proposal for additional taxes, deficiency or delinquency in the payment of any of the taxes of Maxpro that could be asserted by any taxing authority, nor of any violation of any tax law. There are no waivers or agreements by Maxpro for the extension of time for the assessment of any tax as shown on such returns or reports with respect to Maxpro. No audit of Maxpro with respect to taxes is pending or threatened. All monies required to be withheld or collected by Maxpro from employees or customers for income taxes, social security and unemployment insurance taxes and sales, excise, and use taxes, and the portion of any such taxes to be paid by Maxpro to governmental agencies, have been collected or withheld and either paid to the respective governmental agencies or set aside for such purpose in the manner required by applicable law and are properly reflected in the Financial Statements or on the books and records of Maxpro.

         3.10. Liabilities and Obligations. The Financial Statements reflect all material liabilities or obligations of Maxpro, accrued, contingent, or otherwise (asserted or unasserted), arising out of transactions effected or events occurring on or prior to the Signing Date, other than liabilities and obligations incurred in the ordinary course of business of Maxpro since April 30, 1996, which liabilities and obligations are either (i) set forth on
Schedule 3.10 of the Disclosure Schedule or (ii) not, individually or in the aggregate, material to the assets, condition (financial or otherwise), business or operations of Maxpro. All reserves shown in the Financial Statements are appropriate, reasonable, and sufficient to provide for the losses thereby contemplated. Except as set forth in the Financial Statements, Maxpro is not liable upon or with respect to, or obligated in any other way to provide funds in respect of or to guarantee or assume in any manner, any debt, obligation, or liability of any person, corporation, association, partnership, joint venture, trust, or other entity, and Maxpro knows of no basis for the assertion of any other claims, liabilities, or obligations of any nature or in any amount that would be material to the condition (financial or otherwise), business, or operations of Maxpro.

         3.11. Employee Benefit Plans and Arrangements; ERISA. Maxpro does not sponsor or maintain and Maxpro is not otherwise a party to, nor has it been in default under, any accrued obligations under any Australian employee benefit law, rule, or regulation or any "employee benefit plan" within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (such plans being hereinafter referred to collectively as the "ERISA Plans"), or any other pension, profit sharing, or other retirement plan, fringe benefit plan, health, group insurance or other welfare benefit plan, or other similar plan, agreement, policy or understanding ("Other Plans" and, together with ERISA Plans, the "Plans"), whether formal or informal and whether legally binding or not. Maxpro does not have any commitment to create any such Plan. Maxpro is not now, nor has it been, a part of a controlled group of corporations within the meaning of Section 414(b) of the Code or a group of trades or businesses under common control within the meaning of Section 414(c) of the Code. Maxpro has never sponsored, adopted, maintained or been obligated to contribute to a single employer, multiple employer or multiemployer defined benefit pension plan which is, or ever was, subject to the provisions of Title IV of ERISA. Maxpro is not now, nor has it sponsored, adopted, maintained, or been obligated to contribute to a Plan which is or ever was subject to the minimum funding standards of Section 302 of ERISA and Section 412 of the Code. Maxpro does not have any obligation in connection with any Plan pursuant to the terms of a collective bargaining agreement. To the best of Maxpro's knowledge, no Plan previously sponsored or maintained by Maxpro, or to which Maxpro has otherwise been a party, has resulted in any material liability or obligation for Maxpro other than as reflected on the Financial Statements.

         3.12.    Absence of Certain Changes.  Except as set forth on Schedule
3.12 of the Disclosure Schedule, from and including April 30, 1996, Maxpro has not: (a) suffered any material adverse change in its condition (financial or otherwise), business, or operations; (b) contracted for or paid any single capital expenditure in excess of A$10,000 or total capital expenditures in excess of A$50,000; (c) mortgaged, pledged, or subjected to any lien, lease, security interest, or other charge or encumbrance any of its properties or assets; (d) formed or acquired or disposed of any interest in any corporation, partnership, joint venture, or other entity;

(e) suffered any damage or destruction to or loss of any assets (whether or not covered by insurance) or lost or terminated employees or suppliers that could or does adversely affect its condition (financial or otherwise), business, or operations; (f) except for the disposal of inventory, machinery, vehicles, and equipment consistent with past practices, acquired or disposed of any assets or incurred, assumed, or guaranteed any indebtedness for borrowed money or other liabilities or obligations to pay money other than trade payables in the ordinary course of business; (g) forgiven, compromised, cancelled, released, permitted to lapse, or waived any rights or claims that are material to the condition (financial or otherwise), business, or operations of Maxpro; (h) entered into, terminated or agreed to any modifications or amendments to any material agreements, leases, or commitments; (i) paid any bonus, granted any benefit, made any payments, or loaned any money to its shareholders, employees, or other affiliates; (j) entered into any employment, compensation, consulting, or collective bargaining agreement with any person or group, or modified or amended the terms of any such existing agreement or entered into, adopted, or amended any Plan; or (k) entered into or terminated any other commitment or transaction or experienced any other event that is material to the condition (financial or otherwise), business, or operations of Maxpro.

         3.13. Title and Related Matters. Maxpro has good and marketable title to all assets reflected in the Financial Statements as owned by Maxpro and to those other assets reflected in Maxpro's books and records as being owned (except as they have since been affected by transactions in the ordinary course of business and consistent with past practices), and Maxpro owns such assets free and clear of all mortgages, liens, pledges, charges, or encumbrances of any kind or character, except (a) statutory liens for property taxes that are not yet delinquent and (b) as expressly stated in the Financial Statements or on Maxpro's books and records (except as they have since been affected by transactions in the ordinary course of business and consistent with past practices).

         3.14. Insurance. Maxpro is a beneficiary of policies of insurance, issued by insurers of recognized responsibility, providing adequate coverage to insure the properties and businesses thereof against such risks and in such amounts as are prudent and customary in Maxpro's industry. All of such policies are, and will be maintained through the Closing Date, in full force and effect. All premiums due thereon have been paid and no notice of cancellation has been received with respect thereto.

         3.15.    Patents, Trademarks, Copyrights, Etc.  Except as set forth on
Schedule 3.15 of the Disclosure Schedule, Maxpro owns all patents, technology, know-how, processes, trademarks, and copyrights, if any, necessary to conduct its business, or possesses adequate licenses or other rights, if any, therefor, without conflict with the rights of others (the "Proprietary Rights"). Except as set forth on Schedule 3.15 of the Disclosure Schedule, Maxpro has the sole and exclusive right to use the Proprietary Rights without infringing or violating the rights of any third parties. No consent of third parties is required for the use thereof by Maxpro, and no claim has been asserted by any person to the ownership of or right to use any Proprietary Right or challenging or questioning the validity or effectiveness of any such license or agreement, and Maxpro does not know of any basis for any such claim. Each of the Proprietary Rights is valid and subsisting, has not been cancelled, abandoned, or otherwise terminated and, if applicable, has been duly issued or filed. There is no claim that, or inquiry as to whether, any product, activity or operation of Maxpro infringes upon or involves, or has resulted in the infringement of, any Proprietary Right of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened which challenge the rights of Maxpro with respect thereto.

         3.16. Consents. Maxpro possesses all necessary licenses, franchises, permits, and governmental authorizations material to the conduct of its business, and no authorization, consent, approval, permit, or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of Maxpro, and the execution, delivery, and performance of this Agreement will not with the giving of notice, the lapse of time, or both, terminate such licenses, franchises, permits, and governmental authorizations.

         3.17. Labor Relations. Maxpro is not a party to any collective bargaining agreements with any union and no collective bargaining agreement is currently being negotiated by Maxpro. There are no unfair labor practice charges, complaints, or proceedings against Maxpro pending or threatened before any governmental agency or authority. There are no discrimination charges (relating to sex, age, race, national origin, handicap, or veteran status) pending before any governmental agency or authority. There is no pending representation question involving an attempt to organize a bargaining unit including any employees of Maxpro and no labor grievance has been filed.

         3.18. Litigation and Claims. Except as set forth on Schedule 3.18 of the Disclosure Schedule, Maxpro is not a party to, and the business and assets of Maxpro are not the subject of or affected by, any pending or threatened suit, claim, action, or litigation by or with any party or any administrative, arbitration, or other governmental proceeding, investigation, or inquiry. Maxpro is not (a) subject to any continuing court or administrative order, writ, injunction, or decree applicable specifically to Maxpro or to its business, assets, operations, or employees, or (b) in default with respect to any such order, writ, injunction, or decree. Maxpro does not know of any basis for any such action, proceeding, or investigation.

         3.19.    Employees and Consultants.  Except as set forth on Schedule
3.19 of the Disclosure Schedule, Maxpro has no direct or indirect, express or implied, obligation to pay severance or termination pay to any officer or employee of Maxpro, or to pay any termination or severance payments to any consultant, agent, or other person or entity.

         3.20. Books of Account. The books of account of Maxpro have been kept accurately in the ordinary course of business, the transactions entered therein represent bona fide transactions and the revenues, expenses, assets, and liabilities of Maxpro have been properly recorded in such books.

         3.21. Distributions. Since July 1, 1995, no distribution, payment or dividend of any kind has been declared, paid or distributed by Maxpro on or with respect to any of its capital stock at any time.

         3.22. Accounts Receivable. The accounts receivable of Maxpro on April 30, 1996, and those existing on the Closing Date:

                 (a) will have arisen out of sales in the ordinary course of business and represent bona fide indebtedness of the applicable account debtor;

                 (b) to the best knowledge of Maxpro and each Signing Shareholder, are and will be collectible in full, net of the reserves therefore set forth on the books of Maxpro, which reserves were calculated consistent with past practices and with GAAP applied consistently with the Audited Financial Statements; and

                 (c) are subject to no claims of offset, counterclaim, recoupment or setoff and, to the best knowledge of Maxpro and each of the Signing Shareholders, there are no facts or circumstances (whether asserted or unasserted) that could give rise to such a claim.

                 Schedule 3.22 of the Disclosure Schedule is a complete and accurate accounts receivable aging report for Maxpro as of a date within thirty
(30) days of the date of this Agreement.

         3.23.    Contracts.

                 (a) Except as set forth on Schedule 3.23 of the Disclosure Schedule, Maxpro is not a party to, or bound by, any material undischarged written or oral:

                             (i) contract of employment for any period of time whatsoever, or restricting the employment, of any employee;

                            (ii)  consulting agreement;

                           (iii)  collective bargaining agreement;

                            (iv) contract or agreement restricting in any manner Maxpro's right to compete with any other person or restricting Maxpro's right to sell to or purchase from any other person;

                             (v) agreement with any affiliate of Maxpro or person controlled directly or indirectly by an affiliate of Maxpro for or with respect to the borrowing or lending of monies, the purchase or sale of goods or the performance of services;

                            (vi)  contract for the payment or receipt of
                 license fees or royalties to or from any person, firm or corporation;

                           (vii)  contract of agency, representation,
                 distribution or franchise which cannot be canceled without payment or penalty upon notice of thirty (30) days or less;

                          (viii) service contract in an annual amount in excess of A$60,000;

                            (ix) guaranty, performance, bid or completion bond, or surety or indemnification agreement;

                             (x) contract relating to the purchase, sale, ownership, use or license of technology except licenses for third party software generally available to the public;

                            (xi)  lease or sublease, either as lessee or
                 sublessee, lessor or sublessor, of real or personal property or intangibles;

                           (xii) contracts relating to the purchase, sale or margining of securities;

                          (xiii)  warranty or product service contracts;

                           (xiv) joint venture, partnership or other contracts involving a sharing of profits, losses, costs or liabilities; or

                            (xv)  contract not listed above.

         All material contracts, leases, subleases and other instruments of the type referred to in this Section 3.23 and described on Schedule 3.23 of the Disclosure Schedule (collectively, "Contracts") are in full force and effect and are binding upon Maxpro and, to the best knowledge of Maxpro and each of the Signing Shareholders, are binding on the other parties thereto. Except as set forth on Schedule 3.23 of the Disclosure Schedule, no default by Maxpro and/or each of the Signing Shareholders, no material default by the other contracting parties has occurred thereunder, and no event has occurred which with the giving of notice or the lapse of time, or both, would constitute a material default by Maxpro, Maxpro has delivered to Ultrak true and complete copies of each contract, lease, sublease, or other instrument described on
Schedule 3.23 of the Disclosure Schedule.

                 (b) Except as disclosed on Schedule 3.23 of the Disclosure Schedule, Maxpro is not a party to, or bound by, any Contract under the terms of which performance by Maxpro according to the terms of this Agreement will be a default or an event of acceleration, or would otherwise require consent.

                 (c) Schedule 3.23 of the Disclosure Schedule contains a list of every material license, permit or governmental approval, order, directive and agreement applied for, pending, issued, rejected or given to Maxpro with respect to the conduct of its business or operations. Maxpro possesses all licenses, permits, and governmental approvals and authorization which are required in order to operate its business as presently conducted and Maxpro is in compliance with all such licenses, permits, approvals and authorizations.

                 (d) Schedule 3.23 of the Disclosure Schedule contains a list of all pending or threatened claims against Maxpro under each Contract (including without limitation, claims for back charges, rebates, price reductions, breaches of product or service warranties or for product or service liability for products manufactured or sold), excluding requests for service in the ordinary course of business which Maxpro is required to perform pursuant to the terms of standard warranties and which are covered by warranty reserves, to the extent such claims, individually or in the aggregate, could have a material adverse effect on the condition (financial or otherwise), business, or operations of Maxpro.

         3.24. Corporate Name. There are no actions, suits, or proceedings pending or threatened against or affecting Maxpro which may result in any impairment of the right of Maxpro to use its corporate name. Schedule 3.24 of the Disclosure Schedule lists any former corporate names of Maxpro and any names other than its full corporate name under which Maxpro has conducted business.

         3.25. Compliance with Environmental Laws. Maxpro has not obtained and has not been required to have obtained any permits, licenses, or similar authorizations by reason of any applicable environmental laws, rules, or regulations. In connection with the real property leased by Maxpro ("Real Property"), Maxpro has not placed any asbestos-containing thermal insulation or building products or PCB-containing products on the Real Property, and Maxpro has no knowledge that any owner, prior lessee or user has placed any asbestos-containing thermal insulation or building products or PCB-containing products on the Real Property. There is no hazardous waste, solid waste or hazardous substances on the Real Property. Maxpro has not installed or maintained any active or inactive hazardous waste receptacles on the Real Property, and Maxpro does not have any knowledge that any active or inactive hazardous waste receptacles have ever been installed or maintained on the Real Property. There have been no spills, discharges or other releases of hazardous or toxic substances onto or from the Real Property. There are no unperformed environmental obligations of Maxpro or against the Real Property.

         3.26. Condition of Fixed Assets. All of the fixed assets owned or leased by Maxpro's are in good condition and repair for the intended use in the ordinary course of business and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

         3.27. Brokers and Finders. None of Maxpro, the Signing Shareholders, or any of Maxpro' officers, directors, shareholders, and employees has employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.

             ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF ULTRAK

         Ultrak represents and warrants to the Signing Shareholders that the following are true and correct as of the Signing Date and will be true and correct as of the Closing Date as if made on that date:

         4.01. Organization, Qualification, and Good Standing. Ultrak is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and Ultrak has the corporate power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted.

         4.02. Capitalization of Ultrak. The authorized capital stock of Ultrak consists of 20,000,000 shares of Ultrak Stock and 2,000,000 shares of Preferred Stock, $5.00 par value per share, of which 195,351 shares have been designated as Series A 12% Cumulative Convertible Preferred Stock ("Series A Preferred Stock"). As of June 30, 1996, there were issued and outstanding approximately 10,300,000 shares of Ultrak Stock and 195,351 shares of Series A Preferred Stock.

         4.03. Corporate Authority Relative to This Agreement; No Violation. Ultrak has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by Ultrak's Boards of Directors and no other corporate proceedings on the part of Ultrak are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Ultrak and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of Ultrak, enforceable against Ultrak in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (x) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Ultrak, (y) violate or conflict with, or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (or an event which, with the lapse of time, or the giving of notice, or both, will constitute a default) under, any contract, license, other instrument or commitment to which Ultrak is a party or by which Ultrak is bound, or result in the creation of any lien, charge or encumbrance upon the properties or assets of Ultrak pursuant to the terms of any such contract, license, instrument or commitment, or (z) violate or conflict with any law, regulation, permit, authorization, franchise, license, judgment, order, writ, injunction or decree of any court or governmental body of any jurisdiction, in each case as such is related to Ultrak or its assets.

         4.04. Ultrak SEC Reports and Financial Statements. Ultrak has previously furnished to Maxpro a copy of (i) Ultrak's annual report on Form 10-K filed with the SEC for the year ended December 31, 1995, (ii) Ultrak's quarterly report on Form 10-Q filed with the SEC for the quarter ended March 31, 1996 and (iii) Ultrak's definitive prospectus, dated May 30, 1996, in connection with the public sale of shares of Ultrak Stock (the "SEC Filings"). The audited consolidated financial statements and unaudited consolidated interim financial statements (collectively referred to herein as the "Ultrak Financials") included in the SEC Filings (including any related notes and schedules) fairly presented the financial position of Ultrak as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the dates then ended, all in accordance with generally accepted accounting principles consistently applied during the periods involved (except as otherwise stated therein).

         4.05. Consents. Except for the consent of NationsBank of Texas, N.A. ("NationsBank"), no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of Ultrak or.

         4.06. Brokers and Finders. Neither Ultrak nor any officer or director of Ultrak has employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.


             ARTICLE V:  JOINT COVENANTS OF ULTRAK AND THE SIGNING
                                  SHAREHOLDERS

         5.01. Access. Each of Ultrak and the Signing Shareholders, on behalf of themselves and Maxpro, will afford to one another and to one another's officers, employees, accountants, counsel, and other authorized representatives, full and complete access during normal business hours, throughout the period prior to the Closing Date, to its properties, personnel, contracts, commitments, books, records (including but not limited to tax returns) and reports, schedules or other documents and will use all its reasonable efforts to cause its respective representatives to furnish promptly to the other such additional financial and operating data and other information as to its respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request.

         5.02. Notice of any Material Change. Each of Ultrak and the Signing Shareholders, promptly after the first notice or occurrence thereof, but not later than the Closing Date, shall disclose to the other in writing the occurrence of any event or the existence of any state of facts that: (a) had such event occurred or such facts existed or been known at the date hereof, would have been required to have been set forth in this Agreement; (b) would make any of its representations and warranties in this Agreement untrue in any material respect; or (c) would otherwise constitute a material adverse change in the business, results of operations, working capital, assets, liabilities or condition (financial or otherwise) of Ultrak or Maxpro, as the case may be. No notice hereunder will have any effect for the purpose of determining the satisfaction of or compliance with the conditions to the obligations of the parties set forth elsewhere in this Agreement.

         5.03. Cooperation. Ultrak and the Signing Shareholders, on behalf of themselves and Maxpro, will: (a) cooperate with one another in determining whether any filings are required to be made with or consents, authorizations, clearances and approvals required to be obtained from, any governmental or regulatory authorities in any jurisdiction or any third party prior to the Closing Date in connection with the consummation of the transactions contemplated in this Agreement and cooperate in making any such filings promptly and in seeking timely to obtain any such consents; (b) keep each other informed in connection with the transactions contemplated by this Agreement;
(c) cooperate with one another and expend reasonable amounts in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and (d) take such actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and use all its reasonable efforts to satisfy all conditions precedent to the obligations to close such transactions.

         5.04. Confidentiality. Each party to this Agreement will take all reasonable precautions to maintain the confidentiality of any information concerning any other party or any affiliate of any other party provided to or discovered by it or its representatives and will not disclose such information to anyone other than those people directly involved in the investigation and negotiations pertaining to the transactions contemplated hereby. Each party further agrees that in the event the transactions contemplated by this Agreement are not consummated, it will return or destroy all documents and records obtained from any other party during the course of its investigation or negotiations pertaining to the transactions contemplated hereby and will use all its reasonable efforts to cause all information with respect to such other party and its businesses which it obtained pursuant to this Agreement to be kept confidential.

         5.05. No Solicitation. Until the Closing Date, each of the Signing Shareholders covenants that neither they nor their officers, directors, agents, or affiliates, will: (a) directly or indirectly, encourage, solicit or initiate discussion or negotiations with any corporation, partnership, person or other entity or group concerning any merger, sale of all or substantially all of the assets, business combination, sale of shares of capital stock or similar transactions involving Maxpro, whether by providing nonpublic information or otherwise; or (b) disclose, directly or indirectly, any information not customarily disclosed to any person concerning its business and properties, afford to any other person access to its properties, books or records or otherwise assist or encourage any person in connection with any of the foregoing. In the event Maxpro receives any offer or inquiry for a transaction of the type referred to in (a) above, the Signing Shareholders will promptly inform Ultrak as to any such offer.

         5.06. Public Announcements. Both the Signing Shareholders, on behalf of themselves and Maxpro, and Ultrak will consult with the other before issuing any press release, public announcement, or make any public filing regarding this Agreement, and will not, unless otherwise required by law, issue any such press release prior to such consultation.

               ARTICLE VI:  COVENANTS OF THE SIGNING SHAREHOLDERS

         6.01 Conduct of Maxpro's Business. Prior to the Closing Date, and except as may be permitted, required or contemplated pursuant to this Agreement or as specifically or as may be consented to in writing by Ultrak, the Signing Shareholders will, and each Signing Shareholder covenants and agrees that he will cause Maxpro to:

                 (a) conduct its operations in the ordinary and usual course of business consistent with past and current practices, and will use all its reasonable efforts to maintain and preserve intact its business organization and goodwill, to retain the service of its key officers and employees, and to maintain satisfactory relationships with customers and those having business relationships with it;

                 (b) not declare or pay any dividends on its outstanding shares of capital stock;

                 (c) not propose or adopt any amendments to its Charter or Bylaws;

                 (d) not issue any shares of its capital stock or effect any stock split or otherwise change its current capitalization;

                 (e) not grant, confer or award any options, warrants, conversion rights or other rights, not existing on the date hereof, to acquire any shares of its capital stock;

                 (f) not purchase or redeem any shares of its capital stock;

                 (g) not make any loan or advance to any shareholder, officer, director, or employee;

                 (h) not increase the compensation of or pay or accrue any bonus to any employee other than in accordance with past established practices; and/or

                 (i) unless otherwise required by law, not agree to take any action that would make any representation or warranty in Article III hereof untrue or incorrect.

                    ARTICLE VII:  JOINT CONDITIONS PRECEDENT

         Except as may be waived by all parties, the obligations of Ultrak and the Signing Shareholders to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         7.01. Absence of Litigation. No governmental agency or authority shall have instituted, or threatened in writing to institute, any action or proceeding seeking to delay, restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement, and no order, judgment or decree by any court or governmental agency or authority shall be in effect that enjoins, restrains or prohibits the same or otherwise would materially interfere with the operation of the assets and business of Ultrak or Maxpro after the Acquisition.

          ARTICLE VIII:  CONDITIONS PRECEDENT TO ULTRAK'S OBLIGATIONS

         The obligations of Ultrak to consummate the transactions contemplated by this Agreement will be subject to the satisfaction on or before the Closing Date of each of the following conditions:

         8.01. Representations and Warranties; Compliance. The representations and warranties of the Signing Shareholders in this Agreement shall have been true and correct in all material respects on and as of the Signing Date and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, and the covenants and agreements of Maxpro in this Agreement shall have been complied with in all material respects. On the Closing Date, the Signing Shareholders shall have provided Ultrak with a Certificate of Compliance in the form of Exhibit 8.01.

         8.02. No Material Adverse Change. There shall have been no material adverse change in Maxpro's business, properties, assets, liabilities, results of operations or condition, financial or otherwise, from the financial information set forth in the Financial Statements.

         8.03. Consultancy Agreement. Each party to the Consultancy Agreement, dated September 14, 1994 (the "Prior Consultancy Agreement"), between Rhodes Davies & Associates Pty. Ltd. and Maxpro, shall have executed a new Consultancy Agreement (the "New Consultancy Agreement") among the parties to the Prior Consultancy Agreement in the form of Exhibit 8.03.

         8.04. Board Approval. Ultrak's Board of Directors shall have approved, in its discretion, the Acquisition and the terms of this Agreement.

         8.05. Approval of the Australian Foreign Investment Review Board. The Australian Foreign Investment Review Board shall have approved the Acquisition.

         8.06. Due Diligence. Ultrak shall have reviewed all of the assets, liabilities, contracts, books and records, and other properties of Maxpro that Ultrak determines are necessary or appropriate and Ultrak shall have determined, in its discretion, that its review of the foregoing is acceptable.

         8.07. Shareholders Deed. Bajada & Associates, Pty. Ltd. (ACN 059 781 770) ("B&A") shall have consented in writing to the Acquisition and the terms of this Agreement and waived any rights to acquire the Signing Shareholders' Shares under that certain Shareholders' Deed, dated September 14, 1994, among B&A, the Signing Shareholders, and Maxpro and B&A shall have agreed with Ultrak in writing as to mutual rights of first refusal with respect to any subsequent transfer by Ultrak or B&A of shares of the Maxpro Stock.

         8.08. NationsBank Approval. NationsBank shall have approved, in writing, the Acquisition.

         8.09. Investment Letter. Each Signing Shareholder shall have executed an Investment Letter in the form of Exhibit 8.09.

         8.10. Audit. Grant Thornton LLP or such other accounting firm acceptable to Ultrak shall have completed an audit of the Maxpro Group's financial statements for the year ended June 30, 1996 and the audit report of Grant Thornton LLP or such other accounting firm for such year shall have been furnished to Ultrak and be reasonably acceptable to Ultrak.

         ARTICLE IX:  CONDITIONS PRECEDENT TO THE SIGNING SHAREHOLDERS'
                                  OBLIGATIONS

         The obligations of the Signing Shareholders to consummate the transactions contemplated by this Agreement will be subject to the satisfaction on or before the Closing Date of each of the following conditions:

         9.01. Representations and Warranties; Compliance. The representations and warranties of Ultrak in this Agreement shall have been true and correct in all material respects on and as of the Signing Date and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, and the covenants and agreements of Ultrak in this Agreement shall have been complied with in all material respects. On the Closing Date, Ultrak shall have provided the Signing Shareholders with a Certificate of Compliance in the form of Exhibit 9.01.

         9.02. No Material Adverse Change. There shall have been no material adverse change in Ultrak's assets, liabilities, results of operations or condition, financial or otherwise.

         9.03 New Consultancy Agreement. The New Consultancy Agreement shall have been executed.

                          ARTICLE X:  INDEMNIFICATION

        10.01. Indemnification. Each Signing Shareholder jointly and severally covenants and agrees to indemnify Ultrak against any loss, expense, liability, or other damages, including the reasonable costs of investigation, interest, penalties and attorneys' and accountant's fees ("Damages"), incurred (whether or not paid) in connection with or arising from or attributable to any breach or inaccuracy of any representation or warranty made by any Signing Shareholder herein or any breach or failure to perform any agreement or covenant of any Signing Shareholder herein.

        10.02. Threshold. The Signing Shareholders shall not be required to make any indemnification payment pursuant to Section 10.1 for any Damages until such time as the total amount of all Damages that have been directly or indirectly suffered or incurred (whether or not paid) by Ultrak or to which Ultrak has become subject exceeds A$50,000 in the aggregate. At such time as the total amount of such Damages exceeds US$50,000 in the aggregate, Ultrak shall be entitled to be indemnified against the full amount of such Damages (and not solely the amount that exceeds US$50,000).

        10.03. Expiration of Indemnity. Ultrak may make no claim for indemnification for Damages after December 31, 1997 (the "Claims Deadline"). The expiration of the period within which claims may be made shall not affect any rights of Ultrak with respect to claims made prior to the Claim Deadline.

        10.04. Fraud. Notwithstanding any provision in this Agreement to the contrary, the liability of a Signing Shareholder for fraud shall be subject only to applicable statutes of limitations, and any claim against any Signing Shareholder alleging fraud need not be presented by the Claim Deadline.

        10.05. Survival of Representations and Warranties. Other than disclosures set forth in the Disclosure Schedule hereto or in the Certificate of Compliance to be delivered at Closing pursuant to Section 8.01 hereof, no disclosure by Maxpro or any Signing Shareholder nor any investigation by or on behalf of Ultrak with respect to Maxpro shall be deemed to affect Ultrak's reliance on the representations, warranties, covenants or agreements contained herein or to waive Ultrak's rights to indemnity as provided herein for the breach or inaccuracy or failure to perform or comply with any representation, warranty, covenant or agreement of the Signing Shareholders. The indemnity obligations of the Signing Shareholders under this Article X (and the representations, warranties, covenants and agreements of the Signing Shareholders) shall survive the Closing until the Claim Deadline.

                       ARTICLE XI:  WAIVER AND AMENDMENT

        11.01. Modification, Amendment and Waiver. This Agreement may not be modified unless such modification is in writing and signed by all parties hereto. No waiver of any term of this Agreement shall be enforceable unless in writing and signed by the party against which it is sought to be changed. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such other party.
                             ARTICLE XII:  REMEDIES

        12.01 Equitable Remedies. The parties hereto acknowledge that a refusal by a party to consummate the transactions contemplated hereby will cause irreparable harm to the other parties, for which there may be no adequate remedy at law. A party not in default at the time of such refusal shall be entitled, in addition to other remedies at law or in equity, to specific performance of this Agreement by the party that refused to consummate the transactions contemplated hereby.

        12.02 Remedies of Maxpro. After the Closing, Maxpro shall have the same rights and benefits under this Agreement as does Ultrak with respect to the representations, warranties and covenants of the Signing Shareholders contained herein, as fully as if such representations, warranties, and covenants had been made to or with Maxpro in lieu or in place of Ultrak as the purchaser of the Signing Shareholders' Shares. In any proceeding by Maxpro to assert or prosecute any claims under, or to otherwise enforce, this Agreement, the Signing Shareholders agree that they shall not assert as a defense or bar to recovery by Maxpro or Ultrak, and hereby waive any right to so assert such defense or bar such recovery, that (a) prior to the Closing, Maxpro shall have had knowledge of the circumstances giving rise to the claim being pursued by it or Ultrak; (b) prior to the Closing, Maxpro engaged in conduct or took action that caused or brought about the circumstances giving rise to its or Ultrak's claim, or otherwise contributed thereto; (c) Maxpro is estopped from asserting or recovering upon its claim by reason of having joined in the representations, warranties and covenants made by the Signing Shareholders in this Agreement; or (d) the Signing Shareholders have a right of contribution from Maxpro to the extent that there is any recovery against them.

                          ARTICLE XIII:  MISCELLANEOUS

        13.01. Expenses. Each party hereto shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby; provided, however, Maxpro's legal fees and expenses in connection with this Agreement and the transactions contemplated hereby shall not exceed A$20,000. To the extent legal fees and expenses of Maxpro exceed A$20,000, then such excess shall be paid by the Signing Shareholders.

        13.02. Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered the same agreement and faxed copies of manually executed signature pages to this Agreement will be fully binding and enforceable without the need for delivery of the manually executed signature page.

        13.03. GOVERNING LAW. THE INTERNAL LAWS (AND NOT THE CONFLICTS OF LAWS RULES) OF TEXAS GOVERN THIS AGREEMENT.

        13.04. Notices. All notices hereunder will be in writing and will be deemed given if delivered by hand or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth opposite each party's name on the signature page of this Agreement (or at such other addresses for a party as will be specified by like notice) and will be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed to the address set forth opposite the name and signature block for each party to this Agreement.

        13.05. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

        13.06. Assignments; Entire Agreement; Headings. This Agreement shall not be assignable by operation of law or otherwise. Any attempted assignment of this Agreement shall be void. This Agreement, the Schedules attached hereto, and the Exhibits attached hereto constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. All Schedules, Exhibits, and documents and agreements referred to herein or attached hereto are fully and completely incorporated herein effective as of the first reference herein. The headings contained in this Agreement are for reference purposes and will not affect in any way the meaning or interpretation of this Agreement. Use of "herein," "hereof" or similar terms refer to this Agreement as a whole. The reference to any gender shall be construed to include the masculine, feminine, and neuter.

                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.


                                      ULTRAK, INC.
Address for Ultrak:

1220 Champion Circle                  By:  /s/ GEORGE K. BROADY
Suite 100                                --------------------------------------
Carrollton, Texas  75006                 George K. Broady, President and CEO
Attn:  George K. Broady



Address for each Signing
Shareholder:

Unit 1                                 /s/ CHRIS DAVIES
25 Irvine Drive                       ------------------------------------------
Malaga, Western Australia 6062        CHRIS DAVIES



Unit 1                                 /s/ KIM RHODES
25 Irvine Drive                       ------------------------------------------
Malaga, Western Australia 6062        KIM RHODES



Unit 1                                 /s/ SCOTT RHODES
25 Irvine Drive                       ------------------------------------------
Malaga, Western Australia 6062        SCOTT RHODES



                                      RHODES DAVIES & ASSOCIATES, PTY. LTD.

c/o Complete Business Systems
47A Kirwan Street                     By: /s/ CHRIS DAVIES
Floreat, Western Australia               ---------------------------------------
                                         Its: Director
                                             -----------------------------------

                                                                    EXHIBIT 8.01


                              Signing Shareholders

                           CERTIFICATE OF COMPLIANCE


         Each of the undersigned, Chris Davies ("Davies"), Kim Rhodes ("K. Rhodes"), Scott Rhodes ("S. Rhodes"), and Rhodes Davies & Associates Pty. Ltd. ("RDA") (Davies, K. Rhodes, S. Rhodes and RDA are collectively referred to herein as the "Signing Shareholders" and individually referred to as a "Signing Shareholder"), hereby certifies to Ultrak, Inc. ("Ultrak") that:

         1. The representations and warranties of such Signing Shareholder in the Stock Purchase Agreement (the "Purchase Agreement"), dated August 7, 1996 (the "Signing Date"), by and among the Signing Shareholders, and Ultrak were true and correct as to such Signing Shareholder in all material respects on and as of the Signing Date and are true and correct in all material respects as of the date hereof.

         2. Each of the Signing Shareholders has complied, in all material respects, with all of the undersigned Signing Shareholders' covenants and agreements required by the Purchase Agreement to be performed and complied with by the undersigned Signing Shareholders.

         DATED:  August __, 1996



                                           -------------------------------------
                                           CHRIS DAVIES



                                           -------------------------------------
                                           KIM RHODES



                                           -------------------------------------
                                           SCOTT RHODES

                                           RHODES DAVIES & ASSOCIATES PTY. LTD.


                                           By:
                                              ----------------------------------
                                              Its:
                                                  ------------------------------

                                                                    EXHIBIT 8.03

                                CONSULTANCY DEED


                             EDWARDS ROBINSON LARK
                          -----Commercial Lawyers-----
      23 Ventnor Avenue West Perth WA 6005 Postal Address: PO Box 212 West
                                 Perth WA 6872
                     Phone (09) 481 4774 Fax (09) 481 5370
                                 Our Ref: PGL:

THIS DEED is made between the following parties:

1. ULTRAK, INC. a company registered in Delaware USA of 1220 Champion Circle, Suite 100 Carrollton, Texas 75006("Ultrak").

3. RHODES DAVIES & ASSOCIATES PTY LTD (ACN 009 333 788) of care of Complete Business Systems, 47A Kirwan Street, Floreat, Western Australia ("Consultant")

4. MAXPRO SYSTEMS PTY LTD (ACN 009 081 467) Unit 1, 25 Irvine Drive, Malaga, Western Australia in its capacity as trustee of the Rhodes Davies Trust (the "Company").

RECITALS

A. The Executives, Ultrak, the Consultant and the Company have entered into the Stock Agreement and, after consummation of the transactions contemplated by the Stock Agreement, Ultrak and will be the majority holder of the shares in the Company.

B.   The Company carries on the Business.

C.   The Executives are directors and employees of the Consultant.

D. The Company has agreed to appoint the Consultant as a consultant to provide to the Company the Management Services and the Consultant has agreed to accept the appointment and provide the Management Services to the Company on the terms of this deed.

THE PARTIES AGREE, in consideration of, among other things, the mutual promises contained in this deed:

1. DEFINITIONS AND INTERPRETATION

in this deed, including the recitals:

1.1 DEFINITIONS

"B&A Nominee" means Selwyn Bajada or any person for the time being holding the office of director of Bajada & Associates Pty Ltd ACN 059 781 770 who is nominated by that corporation to replace Selwyn Bajada.

"Business" means the electronics security business carried on by the Company in the area of closed circuit television system design, manufacture, supply, installation and commissioning.

"Business Day" means every day which is not a Saturday, Sunday or public or bank holiday within the meaning of the Public and Bank Holidays Act 1972 (WA);

"Board" means the board of directors from time to time of the Company.

"Commencement Date" means 1 July 1996;

"Consulting Fee" means the fee payable to the Consultant under Clause 4;

"Executives" means Christopher Davies, Kim Rhodes and Scott Rhodes;

"Former Deed" means the Consultancy Agreement made between the Company and the Consultant and dated September 14, 1994.

"Information" means any information in respect of the Company's business which is not in the public domain and includes, but is not limited to, any document, book, account, process, patent, specification, drawing, design or know-how which is:

(a)  supplied by the Company to the Consultant or an Executive; or

(b) generated by the Consultant or an Executive in the course of performing the Consultant's obligations under this deed;

"Management Services" means the services to be provided to the Company by the Consultant under Clause 2.2 and in accordance with the terms of this deed, including but not limited to assisting the Company with the management of the Subsidiary;

"Shareholders" means Ultrak and any persons who become shareholders in the Company by assignment from Ultrak subsequent to the Commencement Date;

"Stock Agreement" means the Stock Purchase Agreement to be entered into among
the Executives and Ultrak on August         1996;

"Subsidiary" means Maxpro Systems Pty Ltd, a corporation incorporated in the State of Nevada;

"Term" means the period of two years commencing on the Commencement Date;

"Termination Date" means the last day of the Term;

"Ultrak Shares" means the shares in Ultrak which may be earned under Clauses 1.02(a)(ii) & (iii) of the Stock Agreement by the Executives; and

"US$" means United States of America dollars.

1.2  INTERPRETATION

In this deed, unless the contrary intention appears, the following provisions apply to the interpretation of this deed:

(a) Headings, underlining and numbering are for convenience only and do not affect the interpretation of this deed.

(b) A reference to a statute, regulation, proclamation, ordinance or by-law includes every statute, regulation, proclamation, ordinance or by-law amending, consolidating or replacing them, and a reference to a statute includes every regulation, proclamation, ordinance and by-law issued under that statute.

(c) A reference to a party to this deed or to another document referred to in this deed includes that party's successors and permitted assigns.

(d) Where the day on or by which a thing is required to be done is not a Business Day, that thing is to be done or by the succeeding Business Day.

2.   ENGAGEMENT

2.1  ENGAGEMENT

(a) The Company engages the Consultant for the Term for the purposes of providing to the Company the Management Services and the Consultant accepts such appointment.

(b)  The Company agrees that it will pay the Consulting Fee to the Consultant.

(c)  The parties may extend the Term by mutual written consent.

2.2  RESPONSIBILITIES

Until the Termination Date the Consultant shall manage the Business in the manner which it best sees fit:

(a)  with due skill, expertise, diligence and vigour; and

(b)  in accordance with all applicable laws, regulations, orders and rules.

2.3  TERMINATION OF FORMER DEED

This deed terminates the Former Deed with effect from the Commencement Date.

3.   COVENANTS

3.1  EXECUTIVES OF CONSULTANT

(a) The Consultant agrees to make the Executives available to the Company to enable the Company to undertake its usual business including the management of the Subsidiary and all overseas operations.

(b) The Company and the Shareholders acknowledge that as employees of the Consultant, the Executives are entitled to public holidays, annual leave and sick leave from the Consultant and as a consequence all three Executives will not always be available at the same time to manage the Business.

3.2  PERFORMANCE BY EXECUTIVES

The Consultant shall procure that the Executives, whilst they or any of them are employed by the Consultant:

(a) perform the Management Services in accordance with the reasonable directions of the Board and in a reasonably competent and expeditious manner; and

(b)  diligently attend to the Business.

3.3  NO CONFLICT OF INTEREST

The Consultant warrants that neither the Consultant nor the Executives will perform services of any type, or provide any advice or assistance to any competitor or potential competitor of the Company either directly or indirectly nor do any other act which may give rise to a conflict with the interests of the Company.

4.   OPERATING DETAILS

4.1  SUBSIDIARY

Subject always to the directions of the Company as the sole shareholder of the Subsidiary

(a) the Executives are at the date of this deed all directors of the Subsidiary and intend to maintain those offices.

(b) the Executives and the B&A Nominee shall act as joint Presidents of the Subsidiary.

(c) it is likely that Andrew Jackson and Nigel Heard will be appointed as Vice Presidents of the Subsidiary.

4.2  BUDGETS

(a) The Executives shall prepare realistic budgets with a view to the Company achieving both earnout profit targets under Clause 1.02(a) of the Stock Agreement on the basis of consolidated accounts (the "Budgets").

(b) Ultrak undertakes to use its best endeavours to accept the Budgets prepared under Clause 4.2(a).

(c) Where Ultrak determines that in the opinion of Ultrak it would be appropriate to incur expenditures in addition to those set out in any Budget and requests the Board to consider the merit of those expenditures, provided that the Board agrees to those expenditures, then such expenditures shall not be considered in calculating the earnout profit targets under Clause 1.02(a) of the Stock Agreement.

4.3  CO-OPERATION BY ULTRAK

Ultrak covenants that so long as the Board is managing the Company in accordance with the Budgets and there are no significant commercial or personal difficulties between the executives of Ultrak and any of the Executives that Ultrak will not seek to interfere with the day to day management of the Company or the Board.

4.4  CONSENT OF SHAREHOLDERS

The Board shall not without the prior approval of Ultrak and Bajada & Associates Pty Ltd ACN 059 781 770:

(a)  amend the Memorandum of Association or the Articles of Association of the
     Company:

(b) borrow money from any person other than Ultrak unless the Company is able to obtain money on terms which the Board considers to be more favourable than the terms offered by Ultrak; or

(c)  issue any shares in the Company or the Subsidiary.

5.   CONSULTING FEE

(a) The Consulting Fee for the twelve month period commencing from the Commencement Date shall be US$840,000 and for the following twelve month period shall be US$560,000 payable in equal monthly instalments no later than the 15th day of each month into such bank accounts as the Consultant directs.

(b) Any monthly instalment of the Consulting Fee which would have been paid by the Commencement Date if this deed had been entered into before the Commencement Date shall be paid promptly upon the signing of this deed; provided, however, that the amount shall be reduced by any payments under the Former Deed.

6.   EXPENSES

The Company must reimburse the Consultant and the Executives for reasonable out-of-pocket expenses incurred by the Consultant or the Executives, as the case may be, in connection with the Business.

7.   APPOINTMENT AS DIRECTORS

(a) The Shareholders agree that the Executives will initially comprise the majority of the Board of directors of the Company, but, notwithstanding anything to the contrary in this deed, the Shareholders reserve the right to make changes to the Board as they see fit.

8.   DELEGATION AND SUBSTITUTION

(a) Subject to Clause 8(b), the Consultant is required to personally perform all of the Management Services and has no right to delegate performance of the Management Services to any employee of the Consultant other than to one or more of the Executives.

(b) If any Executive dies or through ill health is unable to perform his services to the Consultant, the Consultant shall be entitled to replace the deceased or ill Executive.

(c) The Shareholders acknowledge that they are satisfied with the level of staffing of the Company at the Commencement Date and have no present intentions to reduce it.

(d) The Shareholders further acknowledge that if the Consultant determines that the level of activity of the Company or the Subsidiary is sufficient to justify the appointment of any further staff to the Company or the Subsidiary that it will be empowered to arrange any such appointment on terms and conditions of its choosing.

9.   RESPONSIBILITY FOR LEAVE AND OTHER BENEFITS

9.1  NO RESPONSIBILITY

Subject to Clause 9.2, the Company is not responsible for the Executives and the Consultant shall not have any claim against the Company for annual Leave, sick leave, long service leave, public holidays, superannuation contributions, redundancy payments, or any other similar benefits that may be owing to the Executives in connection with the Management Services under this deed.

9.2  INDEMNITY

(a) Subject to Clause 9.2(b), the Consultant agrees to indemnify the Company in the event that the Company is required to make payments in relation to any of the benefits referred to in sub-Clause 9.1 to the Executives.

(b) In the event that any liability to State Payroll tax is assessed to any of the Company or the Consultant in respect of any part of the Consulting Fee paid for the Management Services or remuneration paid by the Consultant to the Executives out of the Consulting Fee, this tax shall be met by the Company.

10.  RESPONSIBILITY FOR INCOME TAXES AND INSURANCE

10.1 INCOME TAX

The Consultant is responsible for making any income tax deductions or payments required under the Income Tax Assessment Act 1936 (Commonwealth) arising from payment of the Consultancy Fee, and expressly forbids the Company from making any income tax deductions or payments.

10.2 WORKER'S COMPENSATION

The Consultant will take out any necessary workers' compensation insurance as required by the Workers' Compensation and Rehabilitation Act 1981 (WA) in connection with the Consultant's engagement under this deed.

10.3 SUPERANNUATION

The Consultant is responsible for making any superannuation payments required under the Superannuation Guarantee (Administration) Act 1992 (Commonwealth) in connection with the Consultant's engagement under this deed.

10.4 FRINGE BENEFITS TAX

The Consultant must pay any fringe benefit tax payable under the Fringe Benefits Tax Assessment Act 1986 (Cth) in relation to any remuneration or benefit provided by the Company to the Consultant or the Executives under this deed.

11.  CONFIDENTIALITY

11.1 CONSULTANT'S OBLIGATIONS

The Consultant must:

(a) keep any Information secret and confidential, except to the extent that the Consultant or an Executive is required by law to disclose it;

(b) take all reasonable and necessary precautions to maintain the secrecy and prevent the disclosure of any information; and

(c) procure that each Executive complies with the obligations set out in this clause.

11.2 SURVIVAL OF OBLIGATIONS

The Consultant's obligations under this Clause 11 survive the termination of the Consultant's appointment as consultant to the Company.

12.  TERMINATION OF DEED

12.1 TERMINATION

Subject to clauses 12.2 and 12.3, this deed shall only terminate on the Termination Date.

12.2 TERMINATION BY NOTICE

Either party shall be entitled to terminate this deed, by written notice to the other party; if:

(a) an order is made or an effective resolution is approved for the appointment of a provisional liquidator or, for the winding up of the Company or the Consultant (as the case may be);

(b) a receiver or manager is appointed for the Company or the Consultant (as the case may be) or any part of the assets of the Company or the Consultant;

(c) the Company or the Consultant (as the case may be) proposes to enter into, or enters into, any scheme of arrangement with creditors or any of them; or

(d) the Company or the Consultant (as the case may be) calls a meeting of its creditors for the purpose of placing the Consultant under official management and appointing an official manager of the Company or the Consultant (as the case may be).

12.3 TERMINATION WITHOUT PREJUDICE

Termination by either party of this deed shall be without prejudice to the rights or obligations of the terminating party in respect of any occurrence prior to such termination.

12.4 ACTION UPON TERMINATION

Upon termination of this deed, the Consultant shall:

(a) relinquish possession and control to the Company, or as the Company shall direct, of all the Company's assets and moneys held or controlled by the Consultant pursuant to this deed; and

(b) deliver to the Company, or as the Company shall direct, all documents, books, confidential information, technical information. intellectual property, accounts and other records relating to the Business, the Information or the performance of the Management Services or its other duties and obligations hereunder.

13.  LEGAL RELATIONSHIP

(a) The Company and the Consultant agree that the legal relationship between the Company and the Consultant is that of principal and independent contractor and not that of employer and employee and no term of this deed shall be construed as creating a relationship of employer and employee between the Company and the Consultant or any employee or agent of the Consultant.

(b) Neither the Consultant nor the Company is liable for the obligations or debts of the other except as set out in this deed.

14.  COMPETITION

14.1 UNDERTAKINGS

Neither the Consultant nor any of the Executives shall without first obtaining the written consent of the Company:

(a) directly or indirectly carry on any business similar to or competitive with the Business in the world for 1 year after the termination of this deed;

(b) persuade any person or corporation which is a customer or client of the Company, or who was in the twelve month period before the termination of this deed a customer or client of or in respect of the Business, to cease doing business with the Company or reduce the amount of business which the customer or client would normally do in respect of the Business for 1 year after the termination of this deed;

(c) For a period of one year after the termination of this deed, induce or attempt to induce any person who at the termination of this deed is an employee of the Company in the Business to terminate his or her employment with the Company.

15.  MISCELLANEOUS

15.1 NOTICES

(a)  A notice:

     (1) to a party to this deed is to be in legible writing and in English addressed to that party at its address set out at the beginning of this deed;

     (2) is to be signed by the sender or, in the case of a body corporate, is to be signed by an officer of, or under the common seal of, the sender or by its solicitors or agents;

     (3) is to be regarded as having been given by the sender and received by the addressee;

          (A)  if by delivery in person, when delivered to the addressee;

          (B) if by post, 3 Business Days from and including the date of postage to the addressee; or

          (C) if by facsimile transmission, when the sender has a clear transmission report to the addressee,

          but if the delivery or receipt is on a day which is not a Business Day or is after 4:00 pm (addressee's time) on the following Business Day.

(b) A facsimile transmission is to be regarded as legible unless the addressee telephones the sender within 1 Business Day after transmission and informs the sender that it is not legible.

(c) A notice can be relied on by the addressee, and the addressee is not liable to another person for the consequences of that reliance if the addressee believes it to be genuine, correct and authorised by the sender.

15.2 CONTINUING EFFECT

The obligations imposed and the benefits conferred on the parties under this deed shall be binding upon and enure to the respective parties and each of their respective permitted successors in title, transferees and permitted assigns.

15.3 COSTS

The parties must procure that the Executives pays the costs of Edwards Robinson Lark in relation to the preparation of this deed and any stamp duty assessed on the deed.

15.4 CUMULATIVE REMEDIES

All remedies either under this deed, at law, in equity, under statute or otherwise afforded to the Consultant or the Company will be cumulative and not alternative.

15.5 ENTIRE DEED

The terms, covenants, conditions, agreements, provisions, stipulations and obligations, contained in, and implied by, this deed comprise the entire agreement between the parties at the Commencement Date and no other term, covenant, condition, agreement, provision, representation or warranty applies.

15.6 ASSIGNMENT

(a) Rights arising out of, or under, this deed are not assignable by one party without the prior written consent of the other party.

(b) A breach of sub Clause (a) by one party entitles the other party to terminate this deed.

(c) As a condition to the giving of consent by one party to the other to a proposed assignment, the party giving that consent is entitled to require guarantees of directors and/or shareholders of a body corporate to which this deed is to be assigned and a guarantee of this deed of the performance of the proposed assignee.

(d) A Shareholder may not transfer all or any of its shares in the Company without first procuring that the transferee enters into a deed to the reasonable satisfaction of the Consultant which contains provisions substantially in the form of the provisions of this deed.

15.7 EXCLUSION OF MORATORIA

     A statute, moratorium or other governmental order which affects prejudicially the rights, powers or discretions of the parties under this deed does not apply to this deed unless application is mandatory.

15.8 VARIATION

     A variation of a term of this deed must be in writing and signed by each of the parties to this deed.

15.9 WAIVER

(a) A waiver of a breach of this deed or of the rights created by, or arising under, this deed must be in writing and signed by the party giving the waiver.

(b)  A breach of this deed is not waived by:

     (1)  a failure to exercise;

     (2)  a delay in exercising; or

     (3)  a partial exercise,

     of a remedy available under this deed or at law or in equity.

(c)  A right created by, or arising under, this deed is not waived by:

     (1)  a failure to exercise;

     (2)  a delay in exercising; or

     (3)  a partial exercise,

     of that right.

15.10 GOVERNING LAW AND JURISDICTION

(a)  This deed is governed by the laws of Western Australia; and

(b) Each party irrevocably submits to the exclusive jurisdiction of the Courts of Western Australia with respect to this deed; provided, however, such submission shall not cause Ultrak to be subject to taxation in Western Australia or to qualify as a foreign corporation in Western Australia.

(c)  The parties acknowledge that Ultrak has no physical presence in Australia.

15.11     COUNTERPARTS

(a)  This deed may be executed in any number of counterparts.

(b)  All counterparts, taken together, constitute one instrument.

(c)  A party may execute this deed by signing any counterpart.

EXECUTED by the parties as a deed this 7th day of August 1996.

ULTRAK, INC.

By:

George K. Broady, President and CEO

THE COMMON SEAL of                               RHODES
RHODES DAVIES & ASSOCIATES PTY LTD               DAVIES
was hereunto affixed by                       & ASSOCIATES
authority of the directors                       PTY LTD
in the presence of:                        A.C.N. 009 333 788

                                               COMMON SEAL


/s/ KIM RHODES                            /s/ CHRISTOPHER DAVIES
- -------------------------                 ---------------------------------
Director                                  Director/Secretary



KIM RHODES                                CHRISTOPHER DAVIES
- -------------------------                 ---------------------------------
Name (please print)                       Name (please print)

THE COMMON SEAL of                                   MAXPRO
MAXPRO SYSTEMS PTY LTD                              SYSTEMS
was hereunto affixed by                             PTY LTD
authority of the directors                     A.C.N. 009 081 467
in the presence of:
                                                   COMMON SEAL


/s/ KIM RHODES                            [ILLEGIBLE]
- -------------------------                 ---------------------------------
Director                                  Secretary


KIM RHODES                                [ILLEGIBLE]
- -------------------------                 ---------------------------------
Name (please print)                       Name (please print)

                                                                    Exhibit 8.09

                               INVESTMENT LETTER




Ultrak, Inc.                                                    August ___, 1996
1220 Champion Circle
Suite 100
Carrollton, Texas 75006

Gentlemen:

         This Investment Letter (this "Letter") is issued to Ultrak, Inc., a Delaware corporation ("Ultrak"), in connection with the undersigned's acquisition or possible acquisition from Ultrak of certain shares (the "Shares") of Ultrak's Common Stock, $0.01 par value (the "Stock") pursuant to that certain Stock Purchase Agreement, dated August 7, 1996, among Ultrak, the undersigned, and others (the "Agreement").

         1. In connection with the issuance or possible issuance to the undersigned of the Shares, the undersigned hereby acknowledges and understands that the Shares have not been registered under the United States Securities Act of 1933, as amended (the "Federal Act"), the Texas Securities Act, as amended (the "Texas Act"), or any securities acts of any other state or country (the "Other Acts"), that the Shares are being issued to the undersigned in reliance upon one or more exemptions from registration contained in the Federal Act, the Texas Act, and the Other Acts, and that Ultrak's reliance on such exemptions is based in part upon the representations made by the undersigned in this Letter.

         2. The undersigned hereby represents to Ultrak that the undersigned is acquiring the Shares solely for the undersigned's own account for investment and not with a view to, or for offer or sale in connection with, the unregistered "distribution" of all or any part of the Shares within the meaning of the Federal Act. The undersigned represents that he has no current intention to sell, convey, dispose, of or otherwise distribute any interest in or risk related to the Shares. The undersigned acknowledges and agrees that this transaction has not been reviewed or approved by the United States Securities and Exchange Commission or any other governmental agency or department.

         3. The undersigned hereby acknowledges that the provisions of Rule 144 promulgated under the Federal Act ("Rule 144") are not now available for the public resale of the Shares and that, except as set forth in Article II of the Agreement, the undersigned has no right to have the Shares registered
under the Federal Act to permit them to be resold.   The undersigned also
hereby acknowledges that, as a result of the foregoing, the undersigned must hold the Shares for at least two (2) years from issuance (unless subsequently registered prior to that time under Article II of the Agreement) assuming the entire risk of investment therein for that period of time, until and unless (i) the Shares are subsequently registered under the Federal Act, (ii) the Shares may be sold under Rule 144, or (iii) an exemption from registration is available at the time of resale of the Shares (and in compliance with Sections 6 and 8 of this Letter). The undersigned is aware of the provisions of Rule 144 which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for such shares, the availability of certain current public information about the issuer of such shares, the resale occurring not less than two years after acquisition, the sale being through a "broker's transaction" or in transactions directly with a "market maker" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations (unless the sale is within the requirements of Rule 144(k)).

         4. The undersigned hereby represents to Ultrak that the undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of investing in the Shares and that the undersigned is able to bear the economic risk, including a total loss, of such an investment. The undersigned understands and has fully considered for purposes of this investment the risks of this investment and that, because of the restrictions on transfer, it may not be possible for the undersigned to liquidate his investment in the case of emergency.

         5. The undersigned acknowledges and agrees that he is or may be acquiring the Shares without being offered or furnished any offering literature or prospectus other than the SEC Filings (as defined in Article IV of the Agreement). The undersigned hereby acknowledges that the undersigned has had access to all information which the undersigned considers necessary or advisable to enable the undersigned to make an informed decision concerning the acquisition of the Shares. The undersigned is acquiring the Shares based solely on the undersigned's review of the SEC Filings and his investigation of, and satisfaction with, Ultrak's current and anticipated financial condition and assets and not based on any oral representations of any individual. The undersigned confirms that he and his representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of Ultrak concerning the business and prospects of Ultrak and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense and without breach of confidentiality obligations, necessary to verify the accuracy of the information set forth in the SEC Filings.

         6. The undersigned understands that the undersigned must not, and the undersigned agrees that the undersigned will not, sell, transfer, assign, encumber, or otherwise dispose of the Shares or any interest therein, unless prior thereto the undersigned has delivered to Ultrak, and Ultrak has accepted as satisfactory, an opinion of experienced and competent counsel to the effect that such proposed sale, transfer, assignment, encumbrance, or disposition will not constitute or result in any violation of the Federal Act, the Texas Act, the Other Acts, or any other applicable statute relating to the disposition of securities.

         7. Nothing in this Letter shall permit the undersigned to sell any of the Shares in violation of any other agreement between Ultrak and the undersigned or among Ultrak, the undersigned, and others, including but not limited to the Agreement.

         8. The undersigned understands and agrees that there may be typed or otherwise printed on the certificates representing the Shares, and any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, a legend referring to the foregoing restriction upon disposition, such legend to be substantially in the following form (in addition to any other legends required by applicable law):

                 THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR UNDER ANY APPLICABLE STATE LAW, AND SUCH SHARES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR OTHERWISE DISPOSED OF UNLESS A REGISTRATION STATEMENT UNDER THE ACT WITH RESPECT TO SUCH DISPOSITION SHALL THEN BE IN EFFECT OR UNLESS THE PERSON REQUESTING THE TRANSFER OF SUCH SHARES SHALL FURNISH, WITH RESPECT TO SUCH TRANSFER, AN OPINION OF COUNSEL (BOTH COUNSEL AND OPINION TO BE SATISFACTORY TO THE CORPORATION) TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT, OR DISPOSITION WILL NOT INVOLVE ANY VIOLATION OF THE ACT OR ANY APPLICABLE STATE LAW.

         9. The undersigned also understands that Ultrak's Transfer Agent, the keeper of Ultrak's stock transfer books and records, has been instructed not to transfer the Shares except upon Ultrak's instructions for the two (2) years from issuance and that Ultrak will take such other steps as Ultrak deems necessary to prevent the transfer of the Shares in the absence of compliance with the foregoing restrictions.

                                        Very truly yours,


Date:  August __, 1996                  ---------------------------------------

                                        ---------------------------------------

         If the person signing this Letter is married, then such person's spouse must sign below:

         I hereby acknowledge that I have read this Letter and fully understand its contents. I further agree that any community property interest or other interest that I have or may in the future have in the Shares shall be subject to this Letter.


Date:  August __, 1996
                                        ---------------------------------------
                                        Signature


                                        Printed Name:


                                        ---------------------------------------

                                                                    EXHIBIT 9.01

                           CERTIFICATE OF COMPLIANCE

         The undersigned, Ultrak, Inc., a Delaware corporation ("Ultrak"), hereby certifies to the Signing Shareholders (as hereinafter defined) that:

         1. The representations and warranties of Ultrak in the Stock Purchase Agreement (the "Purchase Agreement"), dated August 7, 1996 (the "Signing Date"), by and among Ultrak and certain shareholders of Maxpro (the "Signing Shareholders") were true and correct in all material respects on and as of the Signing Date and are true and correct in all material respects as of the date hereof.

         2. Ultrak has complied, in all material respects, with all of the covenants and agreements required by the Purchase Agreement to be performed and complied with by Ultrak.

         DATED:  August __, 1996

                                        ULTRAK, INC.


                                        By:
                                           ------------------------------------
                                           Tim D. Torno, Vice President

- --------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

THE ACQUISITION

SCHEDULE 1.08 - PERSONAL GUARANTEES OF SIGNING SHAREHOLDERS

1. The Signing Shareholders have guaranteed the indebtedness of Maxpro to trade creditors. Attached as Appendix 1.08A is a list of these creditors.

2. The Signing Shareholders have guaranteed Bank Guarantees issued by Maxpro in favour of:

        Argyle Diamond Mines Pty Ltd
        (4 October 1995)                        $168,118.00

        Hamersley Iron Pty Ltd
        (31 July 1995)                          $ 10,653.00

- --------------------------------------------------------------------------------

MAXPRO SYSTEMS PTY LTD
APPENDIX 1.08A - SCHEDULE OF PERSONAL GUARANTEES TO TRADE CREDITORS BY SIGNING SHAREHOLDERS.

Abacus                                  ES Rubin Group Pty Ltd
Kounis Metal Industries                 Sands & McDougall Office Products
Ademco Australia                        Seragraph Prints
Akai Pty Ltd                            Sentinal Electrical Services Pty Ltd
Alltools WA Pty Ltd                     FJ Sweetman
Allstamps                               Tang Computers
Altronic Distributors P/L               Thomsons
Ansett Air Freight                      Transalley
Aqua Vital                              Truesize Engineering
Arlec Holdings                          Tubemakers Metaland
Best Copy Service                       The Type Foundry
Braemac Pty Ltd                         Television Communications
Bring Couriers                          Tyre Torque Tyre Power
CDM Australia                           Venda Serve
Cleanway                                Veltek
Interactive Video Security Pty Ltd      Venables & Lawrence
Coventrys                               Viking Office Products
Custom Plastics                         Vision Products Pty Ltd
Danzas Pty Ltd                          Avnet EMG
D & B Metals                            Wattyl
DHL Worldwide Express                   Worldwide Electronic Components
Electronics Sheetmetal                  Radix Pty Ltd
Farnell Electronic Components           BPS Video Services
GEC Video Systems Division              Discount Freight Express
Harbuch Electronics Pty Ltd             Ricon
Hartec Limited                          Alcora Pty Ltd
Hawthorn Press Pty Ltd                  Electroplaters Pty Ltd
Holman Distributors                     Johnson Technology Corp Pty Ltd
Homewrap                                Dunlop Flexible Foams
Hydair Drives                           AFC Group Pty Ltd
Javelin Electronics Pty Ltd             Memo Communications Co Pty Ltd
JRL Component Sales Pty Ltd             Elect Cables
J & S Castlehow Electrical Services     Task Office Supplies
J. W. Rogers                            CR Kennedy Co Pty Ltd
Laser & Allied Cutting Service          Automated Motion Systems
Rittal Pty Ltd                          Fordigraph Office Plus
Lawrence & Hanson                       Beeline Couriers
Litton Precision Products Int. Inc      Matrix Linx
Flexible Drive Agencies                 Colli & Sons
Mitsubishi Electric Australia P/L       Designtec
Multi-Contact Australia Pty Ltd         Sunlec International Pty Ltd
Philips Components Pty Ltd              Vicon Industries Pty Ltd
Philips Scientific & Industrial P/L     AAEP Pty Ltd
Photoplotting Services                  Microtouch Australia Pty Ltd
Precision Circuits                      Amcor Fibre Packaging
Precision Sheetmetal                    Allguard
Pro-Spec Distributors                   Australian Amp Pty Ltd
Protective Cases                        Philips Consumer Products
PTH Circuits                            Computronics International
QED                                     Pace Assembly
Reserve Electronics                     Bollinger & Co Pty Ltd
Rojone Pty Ltd                          Visual Link CCTV Systems
Auto Door Systems
Menzel Plastic Traders Pty Ltd

RS Components                           Ferntree Computer Systems
Quick Cup                               All Metal Finishes
RVB Products                            AARQUE Systems Pty Ltd
Consolidated Bearing Company            Entech Printed Circuits
Optical Systems Design                  Osborne Plating Pty Ltd
Upsonic                                 Colortype Press
Pak Pacific                             Data Comm Australia Pty Ltd
East Coast Printed Circuits             QANTAS
Roy Galvin & Co Pty Ltd
EDM Supplies WA
Kirkside Products
Ward Packaging
Spunwell Products
Liberty Liquors
IRT Electronics
Ansett Australia
John Perkins Metal Products
Black Box Catalog
Jemal Products Pty Ltd
G & S Industries Pty Ltd
Gilbert Lodge
J G Thomas and Associates
Techmetal Industries Pty Ltd
SMI Cables Pty Ltd
Ausoptic Pty Ltd
UPS Company
GEC Wholesale
BOC Gases
X-On Electronic Services
Baltimore Instruments
Mizco Metals Pty Ltd
Leibert Corporation Australia Pty Ltd
Audio Video Communications
Meneghello Galvinising Service
Printex
Advanced Drafting Supplies
Advanced Assembly
JSE Systems
Videotronics UWE Bischke Australia
Canon Australia Pty Ltd
Belrise Pty Ltd
Data Comm Pty Ltd
Computer Corp Pty Ltd
Western Lockservice
D E Engineers
Jacksons Drawing Supplies
Dual Engraving Pty Ltd
Peter Austin Agencies
Atcom Distributors
Professional Powder Coaters
Van Jays Electrical
Hales Precision Metal Products
United Construction Pty Ltd
Wards Skyroad
Alarmcom Security Pty Ltd

- -------------------------------------------------------------------------------


                            STOCK PURCHASE AGREEMENT

REPRESENTATIONS AND WARRANTIES OF MAXPRO AND THE SIGNING SHAREHOLDERS

SCHEDULE 3.02 - INVESTMENTS IN SUBSIDIARIES

AUSTRALIA (HEAD OFFICE - PARENT COMPANY):
Maxpro Systems Pty Ltd (ACN 009 081 467)
Unit 1
25 Irvine Drive
MALAGA WA 6066

Tel:  619 249 1633
Fax:  619 249 3350

UNITED STATES OF AMERICA (100% SUBSIDIARY COMPANY):
Maxpro Systems Pty Ltd (Incorporated State of Nevada 22016-95)
2300 Rock Springs Drive
#2059-10
LAS VEGAS NEVADA 89128

Tel:  1 702 243 5741
Fax:  1 702 243 5736

UNITED KINGDOM (BRANCH):
Maxpro Systems (Company No: FC018628, Branch No: BR002996)
Hill Farm
Charndon
OXFORDSHIRE OX6 0B1 UNITED KINGDOM

Tel:  44 129 673 0268
Fax:  44 129 673 0668


- -------------------------------------------------------------------------------

- -------------------------------------------------------------------------------


                            STOCK PURCHASE AGREEMENT

REPRESENTATIONS AND WARRANTIES OF MAXPRO AND THE SIGNING SHAREHOLDERS

SCHEDULE 3.04 - CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT: NO VIOLATION

1. Waiver of rights inter sc with respect to the Shares contained in the "Shareholders' Deed" dated 14th September 1994, by Selwyn Bajada on behalf of Bajada & Associates Pty Ltd as trustee for the Knight Capital Fund.

2. Approval by the Foreign Review Investment Board, to the sale and transfer of shares from the Signing Shareholders to Ultrak Inc. Attached letter from Foreign Investment Review Board dated 19 July 1996 confirms that this matter is being dealt with.


- -------------------------------------------------------------------------------
                                                         c/- Treasury Building
[AUSTRALIA LOGO]                                         Canberra ACT 2600
                                                         Telephone (06) 263 2111
                                                         Overseas 61-6-263 2111
                                                         Fax (06) 263 2940

Foreign Investment Review Board

                                                                   19 July 1996

Our Ref: FIR 96/3647
Your Ref: L60799BB

Mr G Blekkenhorst
Maxpro Systems Pty Ltd
Unit 1/25 Irvine Drive
MALAGA WA 6062

Dear Sir,

CONCERNING: ULTRAK INC/MAXPRO SYSTEMS PTY LTD - ACQ OF SHARES.

Receipt is acknowledged of the above proposal. Examination of proposals normally takes up to 30 days and a decision will be conveyed to you as soon as possible.

Should additional information be required, the action officer for the proposal will contact you as soon as possible.

Any correspondence on this matter should quote the file reference number. Our general inquiries telephone number is (06) 263 3795.

Yours Faithfully

[ILLEGIBLE]

Executive Member
Foreign Investment Review Board

                            STOCK PURCHASE AGREEMENT

           REPRESENTATIONS AND WARRANTIES OF THE SIGNING SHAREHOLDERS


        SCHEDULE 3.05
        -------------
            None

- --------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

REPRESENTATIONS AND WARRANTIES OF MAXPRO AND THE SIGNING SHAREHOLDERS

SCHEDULE 3.06 - CAPITALISATION

1. The authorised share capital of Maxpro Systems Pty Ltd is One Hundred Thousand Dollars ($100,000) consisting of Ten Million (10,000,000) ordinary shares divided into 10,000,000 shares of $0.01 each.

2. The issued and paid-up share capital is 595 shares of $0.01 each.

3. Details of Shareholders:
        Christopher Paul Davies                                92 shares
        3 Rona Street
        NORTH BEACH WA 6020

        Kim Robert Rhodes                                      92 shares
        28 Merrifield Place
        MULLALOO WA 6027

        Scott Anthony Rhodes                                   92 shares
        17 Moran Place
        WANNEROO WA 6065

        Christopher Paul Davies )
        Kim Robert Rhodes       ) Jointly                     171 shares
        Scott Anthony Rhodes    )
        (Addresses as above)
        These shares are in the process of being transferred to:
        Rhodes Davies & Associates Pty Ltd.
        c/- Complete Business Consultants
        47 Kirwin Street
        FLOREAT WA 6014

        Bajada & Associates Pty Ltd as trustee for
        The Knight Capital Fund                               148 shares
        Level 6
        111 St George's Tce
        PERTH WA 6000


- -------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

           REPRESENTATIONS AND WARRANTIES OF THE SIGNING SHAREHOLDERS


        SCHEDULE 3.10
        -------------
            None

                            STOCK PURCHASE AGREEMENT

           REPRESENTATIONS AND WARRANTIES OF THE SIGNING SHAREHOLDERS


        SCHEDULE 3.12
        -------------
            None

- --------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

REPRESENTATIONS AND WARRANTIES OF MAXPRO AND THE SIGNING SHAREHOLDERS

SCHEDULE 3.14 - INSURANCE

Certificates of currency for insurance policies insuring the business for such risks and in such amounts as are prudent for Maxpro Systems Pty Ltd are attached as Appendix 3.14A, 3.14B and 3.14C.

- --------------------------------------------------------------------------------

                                                             APPENDIX 3.14C

                         [MERCANTILE MUTUAL LETTERHEAD]


                                                                        U31
25th July 1996                                           OUR REF: RHODDAV2

                            CERTIFICATE OF CURRENCY

This is to certify that the undermentioned Policy has been renewed and the Insurance is current to the date mentioned.

POLICY NO:              70A031994PLB

NAME OF INSURED:        Maxpro Systems Pty Ltd & Others

SITUATION:              Anywhere in Australia

INTEREST INSURED:       Public & Products Liability

SUM INSURED:            $5,000,000

CURRENT TO:             3rd August 1996

Yours Faithfully,

/s/ ILLEGIBLE

MERCANTILE MUTUAL INS (AUST) LTD.

                                                              APPENDIX 3.14B

                         [MERCANTILE MUTUAL LETTERHEAD]

                                                                        U31
25/7/96                                                    OUR REF: RHODDAV2

                            CERTIFICATE OF CURRENCY

This is to certify that the undermentioned Policy has been renewed and the Insurance is current to the date mentioned.

POLICY NO:              70W021549WCA

NAME OF INSURED:        MAXPRO SYSTEMS PTY LTD & OTHERS

SITUATION:              ANYWHERE IN WESTERN AUSTRALIA

INTEREST INSURED:       WORKERS COMPENSATION

SUM INSURED:            AS PER ACT

CURRENT TO:             3/10/96

Yours Faithfully,

/s/ ILLEGIBLE

MERCANTILE MUTUAL INS (AUST) LTD.

                                                            APPENDIX 3.14A

                         [MERCANTILE MUTUAL LETTERHEAD]

                                                                        U31

                            CERTIFICATE OF CURRENCY

This is to certify that the undermentioned Policy has been renewed and the Insurance is current to the date mentioned.

POLICY NO:              70P740104BPK

NAME OF INSURED:        Maxpro Systems Pty Ltd & Others

SITUATION:              Unit 1/25 Irvine Street, MALAGA

INTEREST INSURED:       1) Buildings    2) Contents

SUM INSURED:            1) $154,000     2) $1,250,000

CURRENT TO:             3rd August 1996

Yours Faithfully,

/s/ ILLEGIBLE

MERCANTILE MUTUAL INS (AUST) LTD.

- --------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

REPRESENTATIONS AND WARRANTIES OF MAXPRO AND THE SIGNING SHAREHOLDERS

SCHEDULE 3.15 - PATENTS TRADEMARKS AND COPYRIGHTS

Details of ownership and application of patents and trademarks are detailed in the attached letter from Griffith Hack & Co. dated 30 July 1996, and attached as Appendix 3.15A.

- -------------------------------------------------------------------------------

                                                                 APPENDIX 3.15A
[GRIFFITH HACK & CO LETTERHEAD]

30 July 1996

Maxpro Systems Pty Ltd
Unit 1/25 Irvine Drive
MALAGA WA 6062

ATTENTION:  MR. G. BLOWERS
            COMMERCIAL MANAGER

Dear Grant,

INTERNATIONAL PROPERTY PORTFOLIO
IN THE NAME OF MAXPRO SYSTEMS PTY LTD
YOUR REF: f60714gb
OUR REF: APM:NH:MAXPRO.J30
- -------------------------------------------------------------------------------

I confirm that Maxpro Systems Pty Ltd is the owner and applicant in respect of the following:

1)      International application No. PCT/AU95/00457;
2)      Australian trade mark application No. 679926;
3)      Australian trade mark application No. 679927;
4)      Australian trade mark application No. 679928;
5)      Australian trade mark application No. 679929;
6)      Australian trade mark application No. 679930; and,
7)      Australian trade mark application No. 679931.

Kindly note, S.A. Rhodes and A.W. Jackson are co-applicants of the above International application for the purposes of U.S.A. only. Nevertheless, from our understanding of the relationship between Messrs Rhodes and Jackson, and Maxpro Systems Pty Ltd, proprietorship of the invention resides with Maxpro Systems Pty Ltd for all countries designated in the International application including the U.S.A. itself.

Please do not hesitate to contact me if you require any further information.

Kind regards.

Yours sincerely,
GRIFFITH HACK & CO.


A. P. Mizzi

                            STOCK PURCHASE AGREEMENT

           REPRESENTATIONS AND WARRANTIES OF THE SIGNING SHAREHOLDERS


        SCHEDULE 3.18
        -------------
            None

- --------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

REPRESENTATIONS AND WARRANTIES OF MAXPRO AND THE SIGNING SHAREHOLDERS

SCHEDULE 3.19 - EMPLOYEES AND CONSULTANTS

In the event that Mr Tracy Tye, Manager of the United Kingdom Branch, were to terminate his services with Maxpro, there will be a contingent liability.

Mr Tye receives a 3% commission on cash receipts from Accounts Receivable customers for sales achieved by him. Payments are made quarterly in arrears.

- -------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

REPRESENTATIONS AND WARRANTIES OF MAXPRO AND THE SIGNING SHAREHOLDERS

SCHEDULE 3.22 - ACCOUNTS RECEIVABLE

Attached as Appendix 3.22A is a complete and accurate accounts receivable aging report as at 31 July 1996 at 3:00pm.

- -------------------------------------------------------------------------------

                                                                APPENDIX 3.22A

                                           Debtor Trial Balance 31/07/96

31/07/96 - 15:22                               Maxpro Systems Pty Ltd                                                 Page : 1

Debtor                                             Balance       ------------------------Aged Balances-------------------------
Code       Debtor Name                             Todate        Current       30 Days      60 Days       90 Days      120 Days
===============================================================================================================================
MD0021     THE ADELAIDE CASINO                      317.44                                  317.44
MD0032     ARGYLE DIAMOND SALES                  221288.96       50461.36                                 10750.25    160077.35
MD0042     ASCO SECURITY SYSTEMS PTY LTD            146.40                                  146.40
MD0107     AUSTRALIAN GEOPHYSICAL SERVICES         1750.00        1750.00
MD0022     BURSWOOD RESORT CASINO                  6631.92        6631.92
MD0001     CHUBB - WA                            128221.20      124582.80                  1698.40                      1940.00
MD0106     CHUBB TASMANIA                           297.48         297.48
MD0008     CHUBB - VICTORIA                       16018.80        5167.92                  5112.00                      5738.88
MD0023     CHUBB NSW                               9290.50        8543.50        747.00
MD0092     CHUBB SECURITY HOLDINGS                  634.32       -2688.00       1000.00    2538.32                      -216.00
MF0063     CHUBB SOUTH AFRICA                     89014.70       76462.70                                              12552.00
MD0065     DARLING HARBOUR AUTHORITY                289.37                       289.37
MF0002     DEFENCE SECURITY SYSTEMS                3078.00        3078.00
MD0044     FIRE FIGHTING ENTERPRISES                -69.40                                                               -69.40
MD0039     GEC VIDEO SYSTEMS - OLD                16164.00       16164.00
MD0049     GEC VIDEO SYSTEMS DIVISION WA            102.00                       102.00
MD0007     HAMERSLEY IRON                          5914.00        7547.00                 -3480.00        -3480.00      5327.00
MD0068     HONEYWELL LIMITED NSW                  44038.80         306.00       5294.80                   34990.00      3448.00
MD0089     HONEYWELL PROTECTION SERVICES           1606.56        1200.00        751.52                                 -344.96
MD0004     HONEYWELL LTD - VIC                    19097.88       19097.68
MD0056     HONEYWELL QUEENSLAND                   58496.00       49316.00       5670.00    2320.00         1190.00
MD0062     HONEYWELL LIMITED                      70824.00       32876.00       6027.00                                31921.00
MF0100     INTERNATIONAL ELECTRONIC PROTECTION   488695.46      488695.46
MD0105     INTER SECURITY SYSTEMS                 19297.96       19297.96
MD0030     JAMES HARDIE BUILDING AUTOMATION         295.00                                  295.00
MD0066     JAMES HARDIE BUILDING SERVICES         13912.84       11975.00        327.44                                 1610.40
MD0047     KALBOORLIE CONSOLIDATED GOLD MINE      17946.76       17946.76
MD0096     MAXPRO SYSTEMS - PROJECTS               3265.00        3265.00
MF0080     MAXPRO SYSTEMS UK                       8694.00        8694.00
MF0102     MAXPRO SYSTEMS USA                     24655.10       24655.10
MD0086     MGM GRAND CASINO DARWIN                46195.92                                28051.68                     18144.24
MD0053     MISCELLANEOUS DEBTORS                   8489.16        1950.00       6047.47                                  491.69
MD0051     CITY OF PERTH                          11798.25        9338.00       2460.25
MF0090     RESORTS WORLD BHD                     124577.20      124577.20
MD0081     RSJ ELECTRICAL SERVICES PTY LTD         2658.00                                 2658.00
MD0012     SACON ENGINEERING SERVICES               820.00                       820.00
MD0091     SATCHWELL CONTROL SYSTEMS               1010.00         820.00                                                190.00
MD0052     SECURITY WAREHOUSE                     34067.28       32859.48                                               1207.80
MF0003     ST ELECTRONIC & ENGINEERING LIMITED    40470.00       18300.00                   120.00                     22050.00
MD0025     SENSORMATIC INDUSTRIAL SYDNEY AUST     -2628.50                                                             -2628.50
MD0026     TELECOM AUSTRALIA                       1234.90        1234.90
MD0104     TOWNSVILLE CITY COUNCIL                 2057.00        2057.00
MD0040     WORMALDS - GLD                           580.00                                                               580.00
MD0103     WORMALD SOUTH AUSTRALIA                32522.00       31394.00       1128.00
MD0009     WORMALD SECURITY - NSW                  2110.50        2307.70                   120.00          372.00      -689.20
MD0033     YUMAX COMMUNICATIONS                   11926.98        3067.80        439.10     896.40         6413.68      1110.00
===============================================================================================================================
Grand Total                                               Balance Todate        1587803.74 % Of Total
                                                                 Current        1203229.92        75%
                                                                 30 Days          31103.95         2%
                                                                 60 Days          40793.64         3%
                                                                 90 Days          50235.93         3%
                                                                120 Days         262440.30        17%

- --------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

REPRESENTATIONS AND WARRANTIES OF MAXPRO AND THE SIGNING SHAREHOLDERS

SCHEDULE 3.23 - CONTRACTS

1. Maxpro Systems Pty Ltd has issued bank guarantees in favour of:

        Argyle Diamond Mines Pty Ltd
        (4 October 1995)                                      $168,118.00

        Hamersley Iron Pty Ltd
        (31 July 1995)                                        $ 10,653.00

The above are secured by personal guarantees by Christopher Paul Davies, Kim Robert Rhodes and Scott Anthony Rhodes.

2. The following staff are employed at salaries and benefits in excess of A$60,000:
        G G Blekkenhorst       Accountant            $68,250
        G Blowers              Executive Asst        $70,571
        B O'Connell            Contracts Manager     $65,120
        W Rhodes               Technical Officer     $60,880
        N Heard                Operations Manager    $94,500
        C Wright               Systems Applications
                               Manager               $72,591
        D Marshall             Production Manager    $60,844
        A Jackson              President - USA       $82,999 plus fully
                                                     maintained motor vehicle
                                                     and rental subsidy of
                                                     $20,000 per year.
        R McCarter             USA                   US$70,000

3. An unregistered Lease Agreement is held with JW Rogers Pty Ltd for the lease of 44 Irvine Drive, Malaga, Western Australia, 6062. The lease expires on 31 January 1998. JW Rogers Pty Ltd hold a bond of $4,000.00 (Four Thousand Dollars). There is a three year option at expiration of the first term.

4. An unregistered Lease Agreement is held with Christopher Paul Davies, Kim Robert Rhodes and Scott Anthony Rhodes for the lease of Unit 1, 25 Irvine Drive, Malaga, Western Australia, 6062.

5. Maxpro Systems Pty Ltd has entered into a "Consultancy Agreement" with Rhodes Davies & Associates Pty Ltd of whom Mr C P Davies, Mr K R Rhodes and Mr S A Rhodes are Directors. Consultancy Fees of $1,016,450 have been paid for the 1995/96 financial year.

- --------------------------------------------------------------------------------

MAXPRO SYSTEMS PTY LTD
- --------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

REPRESENTATIONS AND WARRANTIES OF MAXPRO AND THE SIGNING SHAREHOLDERS

SCHEDULE 3.23 - CONTRACTS (continued)

6. Mr S J Bajada a Director of Maxpro Systems Pty Ltd, is Managing Director of Bajada & Associates Pty Ltd, received fees of $43,630, for the 1995/96 financial year, to provide Corporate Advisory Services. Currently this fee does not exceed $60,000 per annum.

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

                            STOCK PURCHASE AGREEMENT

REPRESENTATIONS AND WARRANTIES OF MAXPRO AND THE SIGNING SHAREHOLDERS

SCHEDULE 3.24 - CORPORATE NAME

1. Radcom Australia Pty Ltd was incorporated on 1st December 1983.

2. On 20th January 1987 Radcom Australia Pty Ltd changed its name to Cyber Systems Australia Pty Ltd.

3. On 23rd September 1994 Cyber Systems Australia Pty Ltd changed its name to Maxpro Systems Pty Ltd.

- --------------------------------------------------------------------------------